As filed with the United States Securities and Exchange Commission on June 8, 2021

Registration No. 333-256578

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_____________________

CLEANTECH ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

_____________________

Delaware	6770	85-1699753
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

_____________________

207 West 25th Street, 9th Floor
New York, NY 10001
(212) 494-9005
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________

Eli Spiro
Chairman and Chief Executive Officer
CleanTech Acquisition Corp.
207 West 25th Street, 9th Floor
New York, NY 10001
(212) 494-9005
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________

Copies to:

Mitchell S. Nussbaum Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Tel: (212) 407-4000 Fax: (212) 407-4990	Yvan-Claude Pierre Peter Byrne Cooley LLP 55 Hudson Yards New York, New York 10001 Tel: (212) 479-6000 Fax: (212) 479-6275

_____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this offering.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security being registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Units, each consisting of one share of common stock, $0.0001 par value, and one-half of a warrant(2)	28,750,000	$10.00	$287,500,000	$31,366.25
Shares of common stock, $0.0001 par value, included as part of the units	28,750,000	—	—	—	(3)
Warrants included as part of the units	14,375,000	—	—	—	(3)
Total			$287,500,000	$31,366.25	(4)

____________

(1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)      Includes (A) the aggregate of 25,000,000 units to be issued to public stockholders in the public offering, and 3,750,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any; and (B) shares of common stock and warrants underlying such units.

(3)      No fee pursuant to Rule 457(g).

(4)      Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JUNE 8, 2021

$250,000,000

CLEANTECH ACQUISITION CORP.

25,000,000 UNITS

CleanTech Acquisition Corp., which we refer to as “we,” “us” or “our company,” is a newly organized blank check company incorporated in Delaware and formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our “initial business combination.” While we may pursue an initial business combination in any region or sector, We will seek to identify, through our management team’s experience and expertise, a business that aims to contribute towards the mission of shifting the world away from carbon dependency and facilitating a greener future.

This is an initial public offering of our securities. We are offering 25,000,000 units at an offering price of $10.00 per unit. Each unit consists of one share of common stock, par value $0.0001, and one-half of a warrant, which we refer to throughout this prospectus as “warrants” or the “public warrants.” Each whole warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per whole share, subject to adjustment as described in the prospectus. We will not issue fractional shares. As a result, you must have 2 units to receive one warrant. Each public warrant will become exercisable on the later of one year after the closing of this offering or the consummation of an initial business combination, and will expire five years after the completion of an initial business combination, or earlier upon redemption.

We have granted Chardan Capital Markets, LLC, the representative of the underwriters, a 45-day option to purchase up to an additional 3,750,000 units (over and above the 25,000,000 units referred to above) solely to cover over-allotments, if any.

We will provide the holders of our outstanding shares of common stock that were sold as part of the units in this offering, or the “public stockholders,” with the opportunity to redeem their shares of common stock upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest (net of taxes payable), divided by the number of then outstanding shares of common stock that were sold as part of the units in this offering, which we refer to as our “public shares.” In order for a public stockholder to have his, her or its shares redeemed for cash in connection with any proposed business combination, we may require that the public stockholders vote either in favor of or against a proposed business combination. If required to vote pursuant to the procedures specified in our proxy statement to stockholders relating to the business combination, and a public stockholder fails to vote in favor of or against the proposed business combination, whether that stockholder abstains from the vote or simply does not vote, that stockholder would not be able to have his, her or its shares of common stock redeemed to cash in connection with such business combination.

We have 10 months (or up to 19 months, if we extend the time to complete a business combination as described in this prospectus) to consummate our initial business combination. If we are unable to consummate our initial business combination within the above time period, we will distribute the aggregate amount then on deposit in the trust account, pro rata to our public stockholders, by way of the redemption of their shares and thereafter cease all operations except for the purposes of winding up of our affairs, as further described herein. In such event, the warrants will expire and be worthless.

CleanTech Sponsor, our co-sponsor and an affiliate of certain of our directors and officers, has committed to purchase from us an aggregate of 4,666,667 warrants (or 5,166,667 warrants if the over-allotment option is exercised in full), and CleanTech Investments, our co-sponsor and an affiliate of one of our directors and Chardan Capital Markets, LLC, has committed to purchase from us an aggregate of 2,333,333 warrants (or 2,583,333 warrants if the over-allotment option is exercised in full), or “private warrants,” at $1.00 per private warrant for a total purchase price of $7,000,000 (or $7,750,000 if the over-allotment option is exercised in full). Each private warrant is exercisable for one (1) share of common stock at an exercise price of $11.50 per share. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Of the $7,000,000 (or $7,750,000 if the over-allotment option is exercised in full) we will receive from the sale of the private warrants, $5,500,000 (or $6,250,000 if the over-allotment option is exercised in full) will be used for offering expenses and $1,500,000 will be used for working capital.

In July 2020, CleanTech Investments paid $25,000 for 5,000,000 shares of our common stock, which we call “insider” or “founder shares”. On February 15, 2021, we effected an 1.4375-for-1 split of the outstanding founders shares, resulting in CleanTech Investments owning 7,187,500 shares. On February 16, 2021, CleanTech Sponsor paid $16,667 to us, which amount was paid to CleanTech Investments to cancel 4,791,667 of its founder shares that it previously held and immediately thereafter we issued 4,791,667 founders shares to CleanTech Sponsor. As a result, CleanTech Sponsor owns 4,791,667 founders shares and CleanTech Investments owns 2,395,833 founder shares. The founder shares include an aggregate of up to 937,500 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

There is presently no public market for our units, common stock or warrants. We intend to apply to have our units listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “CLAQU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. Once the securities comprising the units begin separate trading as described in this prospectus, the shares of common stock and warrants will be traded on Nasdaq under the symbols “CLAQ,” and “CLAQW,” respectively. We cannot assure you that our securities will continue to be listed on Nasdaq after this offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and we will therefore be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 24 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (also referred to as the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount and Commissions(1)(2)	Proceeds, Before Expenses, to us
Per unit	$10.00	$0.20	$9.80
Total	$250,000,000	$5,000,000	$245,000,000

____________

(1)       Includes $100,000 payable to B. Riley Securities, Inc. for acting as a qualified independent underwriter. Please see the section titled “Underwriting (Conflicts of Interest)” for further information relating to the underwriting arrangements agreed to between us and the underwriters in this offering.

(2)       Does not include $0.35 per unit, or $8,750,000 (or $10,062,500 if the over-allotment option is exercised in full) in the aggregate payable to the underwriters pursuant to a business combination marketing agreement which will be placed in a trust account located in the United States as described herein. The fees pursuant to the business combination marketing agreement will be released to the underwriters only on completion of an initial business combination, as described in this prospectus. The underwriters will receive compensation in addition to the underwriting discount. See “Underwriting (Conflict of Interest)” for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private warrants described in this prospectus, $250,000,000 or $287,500,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit in either case) will be deposited into a United States-based trust account at Morgan Stanley with Continental Stock Transfer & Trust Company acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of our initial business combination and our redemption of the public shares upon our failure to consummate a business combination within the required period.

The underwriters are offering the units on a firm commitment basis. Chardan Capital Markets, LLC, the representative of the underwriters, expects to deliver the units to purchasers on or about ___________, 2021.

Sole Book-Running Manager

Chardan

___________, 2021

CLEANTECH ACQUISITION CORP.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus:

•        “we,” “us” “our” or “our company” refers to CleanTech Acquisition Corp.;

•        “initial stockholders” refers to all of our stockholders immediately prior to the date of this prospectus, including our co-sponsors and officers and directors to the extent they hold such shares;

•        “founder shares” or “insider shares” refers to the 7,187,500 shares of common stock held by our co-sponsors, our directors, and affiliates of our management team and directors prior to this offering (including up to an aggregate of 937,500 shares of common stock subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part);

•        “private warrants” refers to the warrants we are selling privately to CleanTech Sponsor, CleanTech Investments, and/or their designees upon consummation of this offering;

•        “warrants” refers to our warrants, which includes the public warrants as well as the private warrants to the extent they are no longer held by the initial purchasers of the private warrants or their permitted transferees;

•        “co-sponsors” refers to CleanTech Sponsor and CleanTech Investments;

•        “CleanTech Sponsor” refers to CleanTech Sponsor I LLC, an entity affiliated with certain of our director and officers;

•        “CleanTech Investments” refers to CleanTech Investments, LLC, an entity affiliated with certain of our investors and Chardan Capital Markets, LLC;

•        “Chardan” or “Chardan Capital Markets, LLC” refers to Chardan Capital Markets, LLC, the representative of the underwriters;

•        the term “public stockholders” means the holders of shares of common stock which are being sold as part of the units in this public offering, or “public shares,” whether they are purchased in the public offering or in the aftermarket, including any of our initial stockholders to the extent that they purchase such public shares (except that our initial stockholders will not have conversion or tender rights with respect to any public shares they own); and

•        the information in this prospectus assumes that the underwriters will not exercise their over-allotment option (unless otherwise indicated).

Certain financial information contained in this prospectus has been rounded and, as a result, certain totals shown in this prospectus may not equal the arithmetic sum of the figures that should otherwise aggregate to those totals.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

General

We are a newly formed blank check company incorporated as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We will seek to identify, through the experience and expertise of our management team and Board of Directors, a business that aims to contribute towards the mission of shifting the World away from carbon dependency and facilitating a greener future.

Key Members of Management, Board and Sponsor

Our team’s deep knowledge and first-hand experience around the policies and financial intricacies of the CleanTech and ClimateTech ecosystems provide us with a compelling and unique opportunity to successfully identify, analyze, and complete a business combination. The management team and Board of Directors will leverage, along with their considerable networks, their vast, but highly complementary, backgrounds that consist of, not withstanding, public company leadership, operational expertise, innovative capital formation and strategy, and public policy and environmental advocacy as we pursue a business target.

Mr. Eli Spiro is our Chief Executive Officer and a member of our Board of Directors and has over 23 years of capital markets experience. Mr. Spiro is currently the Chief Executive Officer of Axxcess Capital Partners, a boutique investment banking firm he co-founded in 2010. At Axxcess, Mr. Spiro has closed over $1.5 billion of transactions since inception. He was involved in a number of transactions in the clean energy space including his role as President of Axxcess Energy Group, investing in a business applying proprietary technology to reduce energy expenses. Mr. Spiro was also involved in the development of an organic, hydroponic greenhouse business producing leafy greens. He worked with clients on several multi-stage waste-to-energy projects that focus on transforming waste to energy to end products and services, as well as carbon credit mitigation and monetization. Notable public transactions that Mr. Spiro led include Facebank -buyside advisor in conjunction with acquisition of FUBOTV (NYSE:FUBO) and Service Finance — sellside advisor in connection with its sale to Element Capital (TSX:ECN). Prior to Axxcess, Mr. Spiro was an investment banker at Goldman Sachs where he was a Vice President in the Financial Institutions Group advising multiple clients on sellside and buyside M&A transactions. Prior to Goldman Sachs, Mr. Spiro was Managing Director & National Sales Manager at GE Commercial Finance. He was responsible for over $4.2 billion of high-profile acquisitions across a number of GE Capital business units. Mr. Spiro received his B.AS. in Business Administration from York University in Toronto and received his joint LLB/MBA from Osgoode Hall Law School and the Schulich School of Business in Toronto.

Mr. Louis Buffalino is our Chief Operating Officer and a member of our Board of Directors and has over 30 years of experience in real estate services, project and development services, facility services and capital markets. Mr. Buffalino is currently an Independent Board Member for Blink Charging Company (NASDAQ: BLNK), an owner, operator and provider of electric vehicle charging equipment and networked electric vehicle charging services. The business is designed to accelerate the adoption of public electric vehicle charging. Mr. Buffalino is also a Senior Vice President at Cushman & Wakefield’s (NYSE: CWK) New York office where he is instrumental in cultivating new relationships in domestic and international markets. Before Cushman & Wakefield, Mr. Buffalino served as a Senior Vice President and First Vice President for JLL (NYSE: JLL) and CBRE (NYSE: CBRE) respectively. Mr. Buffalino graduated from Providence College with a B.A. in Political Science.

Mr. Ankur Dhanuka is our Chief Technology Officer and has almost a decade of experience in the Energy sector, specifically clean energy technologies (nuclear, solar, wind, storage, bio-mass, waste-to-energy, and electric vehicles). Mr. Dhanuka is a clean energy technology and policy expert currently working at Harvard University’s Belfer Center to identify clean energy technologies that will facilitate deep-decarbonization in the US by 2050. He is also leading a feasibility assessment of Electric Vehicles, renewables, storage, and carbon-capture technologies to achieve 5GT+ CO2e emissions reduction. Previously, Mr. Dhanuka served as a Manager for Indian Oil Corporation Limited, India, having led several clean energy initiatives such as solar, wind, nuclear and energy storage. He recently graduated with a Master’s degree in Public Policy with a concentration in Business and Government from Harvard University’s John F. Kennedy School of Government. During his time at the Kennedy School, Mr. Dhanuka served as a Summer Associate for Walmart in their Renewable Energy Origination: Technology and Policy Innovation program in addition to advising the Government of Jharkhand, India on climate change policy and advising the London’s Transport Department for transition to clean mobility by 2040. Mr. Dhanuka earned his Bachelor of Engineering (B.E.) in Electrical and Electronics Engineering from the Birla Institute of Technology, Mesra.

Mr. Richard Fitzgerald is our Chief Financial Officer and has over 35 years of progressive finance, capital markets, and operations leadership experience supporting both public and private companies, predominately within the life sciences industry. Mr. Fitzgerald has a proven track record of delivering positive results and driving shareholder value through execution of IPO’s, secondary securities’ offerings, private venture financings and strategic M&A and partnering transactions. Mr. Fitzgerald most recently served as Chief Financial Officer at Immunome, Inc. (Nasdaq: IMNM) a novel immunology therapeutics company that completed its IPO and Nasdaq listing in October 2020. Previously, Mr. Fitzgerald served as Chief Financial Officer for both Sesen Bio (Nasdaq: SESN), a late-stage clinical company advancing fusion protein therapies, and PAVmed Inc. (Nasdaq: PAVM), where he successfully completed the company’s IPO and Nasdaq listing. Mr. Fitzgerald has also held senior financial positions at TechPrecision Inc. (OTCBB: TPCS), Nucleonics Inc. (sold to Alnylam Pharmaceuticals Inc. (Nasdaq: ALNY)), and Exelon Corporation (NYSE: EXC). Mr. Fitzgerald received his B.S. in Business Administration and Accounting from Bucknell University. He previously served as Co-Chair of the Biotechnology Innovation Organization’s CFO/Tax Committee, which lobbied for capital markets and tax reforms in support of the life science industry. Mr. Fitzgerald is a member of the American and Pennsylvania Institutes of Public Accounting and a current Board member of the Bucknell University Alumni Association Board of Directors and serves on the Finance Committee of FORCE BLUE TEAM.ORG.

Mr. Jon Najarian is the Chairman of our Board of Directors, and has 38 years of experience in the securities and futures markets. Mr. Najarian is the Co-Founder of Market Rebellion (previously Investitute and OptionMonster), in addition to his active role as a paid contributor to CNBC Business Television. Previously, Mr. Najarian co-founded TradeMonster, a securities and futures brokerage as well as education and subscription businesses. He went on to sell the brokerage portion of TradeMonster to E*TRADE Financial Corp. (NASDAQ: ETFC). Prior to TradeMonster, Mr. Najarian owned Mercury Trading, a market-making firm at the Chicago Board Options Exchange (CBOE), which he eventually sold to Citadel, one of the world’s largest hedge funds. During that time Mr. Najarian developed the Heat Seeker algorithm, a framework used to identify unusual activity in stock, options and futures markets. Mr. Najarian previously worked as a trader and Partner for Letco, where he ran spreading operations and oversaw risk for 10 traders. He began his financial career working on the floor of the Chicago Board of Options Exchange. Mr. Najarian attended Gusavus Adolphus College where he played football, and went on to play linebacker for the Chicago Bears.

Governor Bill Richardson is the Vice Chairman of our Board of Directors and has over 40 years of experience in public service, working for the New Mexico State and United States Government. Governor Richardson completed his second term as Governor of New Mexico in 2011, where in 2006, he was re-elected by the largest margin of victory for any Governor in state history. Governor Richardson made New Mexico the “Clean Energy State” by requiring utilities to meet 20% of New Mexico’s electrical demand from renewable sources, and established a Renewable Energy Transmission Authority to deliver New Mexico’s world-class renewable resources to market. Before serving as Governor, Governor Richardson was the 9th Secretary of the United States Department of Energy. Under the Clinton Administration, he served as the United States Ambassador to the United Nations. Governor Richardson started his career as a public servant as a member of the U.S. House of Representatives from New Mexico’s 3rd district, a position he held for over a decade. Governor Richardson graduated from Tufts University where he studied French and political science and received a master’s degree from the Fletcher School of Law & Diplomacy.

Mr. Brendan Riley is a member of our Board of Directors and our Senior Electric Vehicle Advisor. Mr. Riley has over 25 years of experience in Business Development, Sales Strategy and Operations and is currently the President, and board member, of GreenPower Motor Company (NASDAQ: GP), a company that designs, builds and sells medium and heavy duty electric vehicles such as buses and trucks. Previously, Mr. Riley was the North American Vice President of BYD Motors (Build Your Dreams), where he ran multiple electric vehicle business units including the material handling, truck and the bus groups. At BYD, Mr. Riley secured the largest privately funded electric bus contract in North America two years in a row. Mr. Riley started his career at PTB Sales, where he worked for 15 years and held the position of Vice President of Sales and Marketing.

Mr. Douglas Cole is a member of our Board of Directors and our Senior Renewable Advisor. Mr. Cole is currently the CEO of American Battery Technology Company (OTCMKTS: ABML). As CEO, he works with the team to create, plan, implement, and integrate the strategic direction of the company. He also serves as Chairman of the Board to execute on initiatives, notably the lithium-ion battery recycling and extraction technologies, and environmentally sustainable primary resource production. Mr. Cole has been a Partner overseeing all ongoing deal activities with Objective Equity LLC since 2005, a boutique investment bank focused on the high technology, data analytics and the mining sector. He also currently serves on the Board of Directors of eWellness Healthcare Corporation (OTCMKTS: EWLL). Previously, Mr. Cole has held various executive roles, including Chairman, Executive Vice Chairman, Chief Executive Officer and President of multiple public corporations. During the period between 1991 and 1996 he was the CEO of HealthSoft and he also founded and operated Great Bear Technology, which acquired Sony Image Soft and Starpress, then went public and eventually sold to GraphixZone. In 1995, Mr. Cole was honored by NEA, a leading venture capital firm, as CEO of the year. In 1997 he became CEO of NetAmerica until merging in 1999. Since graduating from the university, he has been highly active with the University of California, Berkeley, mentoring early-stage technology companies. He obtained his BA in Social Sciences from UC Berkeley. Mr. Cole Doug has extensive experience in global M&A and global distributions. He obtained his BA in Social Sciences from UC Berkeley.

Ms. Britt E. Ide is a member of our Board of Directors and has almost 30 years of experience as an engineer, lawyer and business leader working on all sides of energy issues. Ms. Ide is currently Chief Executive Officer of Ide Energy & Strategy, where she consults on energy, sustainability, and ESG. Ms. Ide serves on the Board of Directors and the Operations and Governance Committees of NorthWestern Energy (Nasdaq: NWE), a gas and electric utility. Additionally, Ms. Ide serves on the Advisory Board of 3Degrees, a Bay Area based BCorp that helps businesses (including Duke Energy, Lyft and Microsoft) meet their climate goals. She is also a Clean Energy Board Member for a US Department of Energy/MIT/Stanford collaboration. Ms. Ide was named to the Fulbright Roster of Specialists and was an invited speaker in Santiago, Chile on climate and corporate governance to the Columbia University Global Center, the Chilean Department of Energy and corporate directors. Her current nonprofit board service includes the Energy Policy Institute, a DOE National Laboratory collaboration with four universities. Ms. Britt holds a B.S. in Mechanical Engineering, an M.S. in Environmental Engineering, and a J.D.

Jonas Grossman is a member of our Board of Directors and has served as managing partner and head of capital markets for Chardan since December 2003, and has additionally served as president of Chardan since September 2015. With nearly two decades of transactional and special acquisition company expertise, Mr. Grossman has led or managed more than 400 transactions, including providing underwriting and business combination advisory services to more than 80 special purpose acquisition companies in a variety of industries. Mr. Grossman has been a founder and member of the board of four special purpose acquisition companies, of which on two he also has served as chief executive officer and president. Since April 2020, Mr. Grossman has served as the president and chief executive officer of Chardan Healthcare Acquisition 2 Corp. He served as president and chief executive officer of Chardan Healthcare Acquisition Corp. from March 2018 until its merger in October 2019 with BiomX Ltd. (NYSE: PHGE). Mr. Grossman is currently a director of BiomX. Mr. Grossman was a founder and director of LifeSci Acquisition Corp. from March 2020 until the close of its business combination with Vincera Pharma, Inc. in December of 2020. He has served as a director to Ventoux CCM Acquisition Corp. since December 2020. Mr. Grossman holds a B.A. in Economics from Cornell University and an M.B.A. from NYU’s Stern School of Business. He has served on the board of directors for UNICEF since December 2016.

Mr. Allen “Al” R. Weiss is one of our Senior Advisors and has over four decades of experience in the entertainment industry. As a former consultant at Apollo Capital Management, a private equity firm, Mr. Weiss was involved in company analyses to support potential acquisitions and management. Mr. Weiss had a 39-year career at Disney, his last position being President of Worldwide Operations for Disney’s $10 Billion+/95,000 employee Walt Disney Parks and Resorts business. He was responsible for the company’s theme parks and resorts including the Walt Disney World Resort, Disneyland Resort, and Disneyland Resort Paris, Disney Cruise Line, Disney Vacation Club, “Adventures by Disney”, and the line-of-business responsibility for Hong Kong Disneyland Resort and Tokyo Disney Resort. During his tenure as President, Mr. Weiss directed the largest resort expansion in Walt Disney World history, resulting in double-digit percentage revenue growth, seven consecutive years of record revenues and higher profits. He began his career at Disney as a teenager in cash control. Mr. Weiss serves on the Alticor (Amway) Board of Directors and the Diamond Resorts International Board of Directors. He previously served on the Metro Orlando Economic Development Commission Governor’s Council, was a National Board Member of the Sanford-Burnham Medical Research Institute and was appointed by the U.S. Commerce Secretary as a founding member to the Corporation for Travel Promotion Board of Directors. Mr. Weiss earned a bachelor’s degree from the University of Central Florida and an MBA from Rollins College.

Mr. Dan W. Reicher is our Senior Climate Advisor, and has over 35 years of industry experience as an entrepreneur, policymaker, lawyer and educator focused on clean energy and climate change. Mr. Reicher has served three U.S. presidents, testified before the U.S. Congress more than 50 times, led the launch of Google’s groundbreaking climate and clean energy work, oversaw a $1.2 billion annual clean energy R&D budget as U.S. Assistant Secretary of Energy, and co-founded the nation’s first investment firm focused exclusively on renewable energy project finance. He is currently a Partner in the Climate Adaptive Infrastructure Fund, a sustainable energy/water/transportation infrastructure investment firm and also Senior Research Scholar at Stanford University’s Woods Institute for the Environment, a hub for interdisciplinary environmental and sustainability research. Mr. Reicher also serves as a Board Member of the Interstate Renewable Energy Council and American Rivers. Mr. Reicher holds a B.A. in biology from Dartmouth College and a J.D. from Stanford Law School and also studied at Harvard’s Kennedy School of Government and MIT.

Market Overview

As the country’s new administration begins its tenure with a strong prioritization around climate change, coupled with a continued public spotlight on corporate and social responsibility, we recognize the sustained importance of CleanTech and ClimateTech focused companies. Reducing carbon emissions, whether through cleaner energy, alternative modes of production, operation, or otherwise, is paramount for both political and corporate leaders in shaping and achieving their environmental aspirations. While certainly no insignificant task, as Princeton University forecasts a $2.5 trillion investment in clean energy by 2030 to achieve Zero Carbon in the U.S., the pioneering companies that are embracing this challenge are being robustly valued for the potentially fundamental impact they will have on our future.

The beginnings of a seismic shift in how we consume energy are apparent, as the Pew Research Center found that 77 percent of Americans believe that developing “alternative energy” is a more important priority than producing more fossil fuels, but we are still in the infancy stage of these developments. Vast amounts of capital have been and will be invested to accelerate the solutions that drive this shift in energy consumption, and we believe that the public markets will continue to provide the most efficient pathway for these financing needs. While we will focus our efforts on seeking a business in the CleanTech or ClimateTech sector generally we plan to target businesses in the following sectors:

Power — An increased global focus on climate change has brought serious new attention to private and public investment in decarbonising the power sector and increasing generation efficiency. According to the IEA, in 2018 global energy-related CO2 emissions rose 1.7% from 2017 to an historic high. While emissions from all fossil fuels increased, the power sector accounted for nearly two-thirds of emissions growth. The growth, however, in global energy-related carbon dioxide emissions plateaued in 2019 even as the world economy expanded, according to the IEA. This was due to reduced emissions from electricity generation in advanced economies, thanks to the expanding role of renewable sources, primarily from wind and solar, yet also attributed to fuel switching from coal to natural gas and higher nuclear power generation. Solar and land-based wind have seen greatly increased investment, however federal and state actions have expanded the deployment potential of a broad array of additional technologies to generate and store low-carbon electricity and convert it into carbon-neutral fuels and chemicals. These technologies include, for example, batteries, and other forms of electricity storage, offshore wind, advanced geothermal and hydropower, carbon capture and sequestration, cogeneration, biomass, small modular nuclear reactors, and green hydrogen.

Transportation — Global transport emissions increased by less than 0.5% in 2019, as compared with 1.9% annually since 2000. The decline is due to efficiency improvements, electrification and greater use of biofuels. Nevertheless, transportation is still responsible for 24% of direct CO2 emissions from fuel combustion, according to the IEA. As the world population increases and continues to urbanize, decarbonisation of the transportation sector is imperative to reduce global emissions. Vehicles, including cars, trucks, buses and two- and three-wheelers, account for almost three quarters of transport CO2 emissions. Aviation and shipping emissions continue to rise, which underscores the necessity for greater international policy attention on these subsectors. Technologies and transport systems must be developed and deployed to decrease oil use and emissions of greenhouse gases. Some of these systems also have the potential to reduce traditional air pollution, road fatalities and congestion, while improving passenger and freight transport access. The shift to electric vehicles could also lead to both reduced emissions and an improvement in the electric grid, via charging infrastructure and electricity storage development and deployment.

Buildings — The building and building construction sector together accounts for more than one-third of global final energy consumption and close to 40% of total direct and indirect CO2 emissions, according to the IEA. In addition, direct and indirect emissions from electricity and heat used in buildings rose to the highest levels ever recorded in 2019 as a result of increased energy demand for heating and cooling, particularly with rising air-conditioner ownership and extreme weather events. The increase in energy demand from buildings and building construction was driven by enhanced access to energy in developing countries, rising ownership and use of energy-consuming devices, and growth in global building size. In order to reduce energy consumption and CO2 emissions, innovative technologies and services are needed in a range of areas, including energy and water efficiency, heating and cooling, urban planning, green roofs, renewable materials and indoor environmental quality.

Industry — Growth in global population and economy has led to steady increases in global demand for industrial products and materials. As demand increases so too does energy use and CO2 emissions increase. According to the IEA, the industry sector accounted for 37% of total global final energy use in 2018. This represents a 0.9% annual increase in energy consumption since 2010. The Covid-19 crisis in 2020 triggered the largest absolute decline in global energy-related carbon dioxide emissions in history. Despite the 2020 drop, the IEA reported on March 2, 2021, that evidence of a rapid rebound in energy demand and emissions in many economies underscores the risk that CO2 emissions will increase significantly in 2021. It is vital to develop and deploy technologies, services, strategies and business models that can support the sustainable manufacture, use and disposal of key industrial commodities and materials. Areas within this sector that may present attractive opportunities include, for example, key products like steel, aluminum and glass, renewable energy technologies, the production of materials, liquid fuels and chemicals from biomass, increasing the efficiency of food production, industrial water supply, and contributing to the reduction, reuse, or recycling of waste streams.

Business Strategy

Our business strategy is to identify and acquire a rapidly growing operating company on the cutting edge of the CleanTech or ClimateTech sectors. Our management team, along with our board of directors and advisers will bring unique, attractive opportunities for us to analyze and ultimately acquire. Once selected, we will leverage our team’s vast experience to help said company grow and achieve additional unrealized value for shareholders. The climate problem requires mobilization of both private and public sectors, and our team’s varied experience in the public, governmental, private, and corporate sectors gives us an ideal combination and balance of perspectives, resources, and expertise.

Acquisition Criteria

We have identified the following general criteria and guidelines that we believe are critical to evaluating prospective companies within our targeted sub-sector:

•        Disruptive mission driven technology companies in the CleanTech and ClimateTech sectors positioned to capitalize on changing macroeconomic forces.

•        Strong business case for high growth and high impact;

•        Sustainable competitive advantages including a strong intellectual property portfolio.

•        Opportunities for growth, organically or through follow-on acquisitions;

•        Positioned to benefit from our team’s deep network and subject matter expertise;

•        Best in class management team with a unique vision; and

•        A robust existing investor base who are aligned with management on the long-term goals and vision of the company

•        Ability to benefit from access to the public markets.

Notwithstanding the foregoing, these criteria and guidelines are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may or may not be based, to the extent relevant, on these general criteria and guidelines as well as other considerations, factors, benchmarks and guidelines that our management may deem relevant.

Our Acquisition Process

Our acquisition process begins with our robust management team. Our team’s network will give us exclusive access to a strong pipeline of opportunities in the cleantech sector.

Our acquisition process will involve an extensive due diligence, valuation and analysis which will consist of multiple discussions with current management, financial projection reviews, review of the prospective targets’ intellectual property portfolio among other items. The process will consist of financial and operational due diligence, on site walkthroughs and a full legal diligence. We will retain third-party advisors as necessary to advise us during the due diligence process as well.

Our evaluation will focus on finding mission driven CleanTech and ClimateTech companies with strong market positions poised to capitalize on changing macroeconomic forces. We will look for a business with a strong intellectual property portfolio or a significant competitive advantage in its sector either through brand recognition or a meaningful first mover advantage.

The final step of our acquisition process will be approval by our board of directors. Our board of directors, a majority of whom are independent directors and each of whom has considerable experience and expertise in the sector, will review the proposed combination and reach a decision on its merits consistent with their fiduciary responsibilities to the stockholders.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, co-sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, co-sponsor or any of our officers or directors, we, or a committee of our independent directors, if required by applicable law or based upon the decision of our board of directors or a committee thereof, will obtain an opinion that our initial business combination is fair to us from a financial point of view from either an independent investment banking firm or an independent accounting firm.

Our co-sponsors, directors and members of our management team may directly or indirectly own our founder shares, Class A common stock and/or private placement warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors is included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she then has fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers and directors will materially affect our ability to complete our business combination.

In addition, our co-sponsors, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our co-sponsors, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved.

Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our co-sponsors and board of directors will make the determination as to the fair market value of our initial business combination. If our co-sponsor or board of directors is not able to independently determine the fair market value of our initial business combination, we may obtain an opinion from an independent investment banking or accounting firm as to the fair market value of the target business. Each business combination will be approved by our co-sponsors and a majority of our independent directors.

We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders, or for other reasons. However, we will only complete our initial business combination only if the post-transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the

“Investment Company Act.” Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction.

If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test, provided that in the event that the business combination involves more than one target business, the 80% test will be based on the aggregate value of all of the target businesses.

Private Placements

In July 2020, CleanTech Investments paid $25,000 for 5,000,000 shares of our common stock, which we call “insider” or “founder shares”. On February 15, 2021, we effected an 1.4375-for-1 split of the outstanding founders shares, resulting in CleanTech Investments owning 7,187,500 shares. On February 16, 2021, CleanTech Sponsor paid $16,667 to us, which amount was paid to CleanTech Investments to cancel 4,791,667 of its founder shares that it previously held and immediately thereafter we issued 4,791,667 founders shares to CleanTech Sponsor. As a result, CleanTech Sponsor owns 4,791,667 founders shares and CleanTech Investments owns 2,395,833 founder shares. The founder shares include an aggregate of up to 937,500 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

The founder shares are identical to the public shares. However, our initial stockholders have agreed (A) to vote their founder shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, prior to and unrelated to an initial business combination, an amendment to our certificate of incorporation that would affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 10 months (or up to 19 months, as applicable) of the closing of this offering, unless we provide public stockholders an opportunity to redeem their public shares in conjunction with any such amendment, (C) not to redeem any shares, including founder shares into the right to receive cash from the trust account in connection with a stockholder vote to approve our proposed initial business combination or sell any shares to us in any tender offer in connection with our proposed initial business combination, and (D) that the founder shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

On the date of this prospectus, the founder shares will be placed into an escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent. 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of (i) 6 months after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our shares of common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, and the remaining 50% of the founder shares will not be transferred, assigned, sold or released from escrow until 6 months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (1) to any persons (including their affiliates and stockholders) participating in the private placement of the private warrants, officers, directors, stockholders, employees and members of our co-sponsors and their affiliates, (2) amongst initial stockholders or to our officers, directors and employees, (3) if a holder is an entity, as a distribution to its, partners, stockholders or members upon its liquidation, (4) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, for estate planning purposes, (5) by virtue of the laws of descent and distribution upon death, (6) pursuant to a qualified domestic relations order, (7) by certain pledges to secure obligations incurred in connection with purchases of our securities, (8) by private sales at prices no greater than the price at which the shares were originally purchased or (9) for the cancellation of up to 937,500 shares of common stock subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part or in connection with the consummation of our initial business combination, in each case (except for clause 9 or with our prior consent) where the transferee agrees to the terms of the escrow agreement and the insider letter.

CleanTech Sponsor, our co-sponsor and an affiliate of certain of our directors and officers, has committed to purchase from us an aggregate of 4,666,667 warrants (or 5,166,667 warrants if the over-allotment option is exercised in full), and CleanTech Investments, our co-sponsor and an affiliate of one of our directors and Chardan Capital Markets, LLC, has committed to purchase from us an aggregate of 2,333,333 warrants (or 2,583,333 warrants if the over-allotment option is exercised in full), or “private warrants,” at $1.00 per private warrant for a total purchase price of $7,000,000 (or $7,750,000 if the over-allotment option is exercised in full). Each private warrant is exercisable for one (1) share of common stock at an exercise price of $11.50 per share. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Of the $7,000,000 (or $7,750,000 if the over-allotment option is exercised in full) we will receive from the sale of the private warrants, $5,500,000 (or $6,250,000 if the over-allotment option is exercised in full) will be used for offering expenses and $1,500,000 will be used for working capital.

The private warrants and any shares of common stock issued upon conversion or exercise thereof are subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by CleanTech Sponsor, CleanTech Investments, officers, directors and advisors of the Company. Those lock-up provisions provide that such securities are not transferable or salable until 30 days after the completion of our initial business combination, except (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of CleanTech Sponsor or CleanTech Investments, or any affiliates of CleanTech Sponsor or CleanTech Investments; (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) in the event of our liquidation prior to the completion of our initial business combination; or (g) by virtue of the laws of Delaware or the applicable limited liability company agreement upon dissolution of CleanTech Sponsor or CleanTech Investments, provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements and by the same agreements entered into by CleanTech Sponsor, CleanTech Investments, officers, directors and advisors of the Company, as the case may be, with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions described elsewhere in this prospectus).

The proceeds from the private placement of the private warrants will be added to the proceeds of this offering and placed in a trust account in the United States maintained by Continental Stock Transfer & Trust Company, as trustee. If we do not complete our initial business combination within 10 months (or up to 19 months, as applicable), the proceeds from the sale of the private warrants will be included in the liquidating distribution to the holders of our public shares.

The private warrants are identical to the warrants sold as part of the public units in this offering except that (i) each private warrant is exercisable for one share of common stock at an exercise price of $11.50 per share, and (ii) the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. The private warrants purchased by CleanTech Investments will not be exercisable more than five years from the effective date of the registration statement, of which this prospectus forms a part, in accordance with FINRA Rule 5110(g)(8), as long as Chardan Capital Markets, LLC or any of its related persons beneficially own these private warrants.

If public units or shares of common stock are purchased by any of our directors, officers or initial stockholders, they will be entitled to funds from the trust account to the same extent as any public stockholder upon our liquidation but will not have redemption rights related thereto.

Our executive offices are located at 207 West 25th Street, 9th Floor, New York, NY 10001, and our telephone number is (212) 494-9005.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 24 of this prospectus.

Securities offered

25,000,000 units, at $10.00 per unit, each unit consisting of one share of common stock and one-half of one warrant. Each whole warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per whole share, subject to adjustment as described in this prospectus. We will not issue fractional securities. As a result, you must have 2 units to receive one warrant. Each private warrant entitles the holder thereof to purchase one share of common stock.

Listing of our securities and proposed symbols	We anticipate the units and the shares of common stock and the warrants, once they begin separate trading, will be listed on Nasdaq under the symbols “CLAQU,” “CLAQ,” and “CLAQW,” respectively.

Each of the shares of common stock and warrants may trade separately on the 90th day after the date of this prospectus unless Chardan determines that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will Chardan allow separate trading of the shares of common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering.

Once the shares of common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into shares of common stock and warrants. Holders will need to have their brokers contact our transfer agent, Continental Stock Transfer & Trust Company, in order to separate the units into separately trading shares of common stock and warrants.

We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place two business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Chardan has allowed separate trading of the shares of common stock and warrants prior to the 90th day after the date of this prospectus.

In connection with the completion of our initial business combination, we may, at our discretion, mandatorily separate all issued and outstanding units into shares of common stock and warrants.

Shares of common stock:
Number issued and outstanding before this offering	7,187,500 shares(1)
Number to be issued and outstanding after this offering	31,250,000 shares(2)
Redeemable Warrants:
Number issued and outstanding before this offering	0 warrants
Number to be issued and outstanding after this offering and sale of private warrants	12,500,000 public warrants and 7,000,000 private warrants(3)
Exercisability	Each redeemable public warrant entitles the holder thereof to purchase one share of common stock.
Exercise price

$11.50 per whole share, subject to adjustment as described herein. If we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial stockholders or their affiliates, without taking into account any founder shares or private warrants held by them, as applicable, prior to such issuance) (the “newly issued price”), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price and the $16.50 per share redemption trigger price described below under “— Redemption (Warrants)” will be adjusted (to the nearest cent) to be equal to 165% of the market value (the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day prior to the consummation of an initial business combination).

No public warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. It is our current intention to have an effective and current registration statement covering the shares of common stock issuable upon exercise of the public warrants and a current prospectus relating to such shares of common stock in effect promptly following consummation of an initial business combination. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within 120 days following the consummation of our initial business combination, public warrant holders may, until such time as there is an effective

____________

(1)      This number includes an aggregate of up to 937,500 shares of common stock held by our initial stockholders that are subject to forfeiture if the over-allotment option is not fully exercised by the underwriters.

(2)      Assumes the over-allotment option has not been exercised and an aggregate of 937,500 shares of common stock held by our initial stockholders have been forfeited. If the over-allotment option is exercised in full, there will be a total of 35,937,500 shares of common stock issued and outstanding, consisting of 28,750,000 public shares and 7,187,500 founders shares.

(3)      Assumes the over-allotment option has not been exercised. If the over-allotment option is exercised, there would be 14,375,000 public warrants outstanding and 7,750,000 private warrants outstanding.

registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the day prior to the date of exercise. For example, if a holder held 300 warrants to purchase 150 shares and the fair market value on the date prior to exercise was $15.00, that holder would receive 35 shares without the payment of any additional cash consideration.

Exercise period

The warrants will become exercisable on the later of one year after the closing of this offering or the consummation of an initial business combination. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption. The private warrants purchased by CleanTech Investments will not be exercisable more than five years from the effective date of the registration statement, of which this prospectus forms a part, in accordance with FINRA Rule 5110(g)(8), as long as Chardan Capital Markets, LLC or any of its related persons beneficially own these private warrants.

Redemption (Warrants)

We may redeem the outstanding warrants (excluding the private warrants), in whole and not in part, at a price of $0.01 per warrant:

•   at any time while the warrants are exercisable,

•   upon a minimum of 30 days’ prior written notice of redemption,

•   if, and only if, the last sales price of our common stock equals or exceeds $16.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, and

•   if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $16.50 trigger price, as well as the $11.50 warrant exercise price, after the redemption notice is issued.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

Offering proceeds to be held in trust

Of the proceeds we receive from this offering and the sale of the private warrants described in this prospectus, $250,000,000 or $287,500,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit in either case) will be deposited into a United States-based trust account at Morgan Stanley with Continental Stock Transfer & Trust Company acting as trustee. Of the $7,000,000 (or $7,750,000 if the over-allotment option is exercised in full) we will receive from the sale of the private warrants, $5,500,000 (or $6,250,000 if the over-allotment option is exercised in full) will be used for offering expenses and $1,500,000 will be used for working capital.

Except as set forth below, the proceeds in the trust account will not be released until the earlier of: (1) the completion of an initial business combination within the required time period and (2) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations. With this exception, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account of approximately $1,500,000 provided, however, that in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion.

Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private warrants to purchase shares of common stock at a conversion price of $1.00 per private warrant (which, for example, would result in the holders being issued private warrants to purchase 500,000 shares of common stock if $500,000 of notes were so converted). On March 1, 2021, CleanTech Investments LLC agreed to loan the Company an aggregate of up to $250,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the closing of the Proposed Public Offering or the date on which the Company determines not to proceed with the Proposed Public Offering. As of March 31, 2021, there were no borrowings outstanding under the Promissory Note.

Such private warrants will be identical to the private warrants to be issued at the closing of this offering. Our stockholders have approved the issuance of the private warrants (and underlying securities) upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans will only be repaid with funds not held in the trust account, to the extent available. Loans made by Chardan Capital Markets, LLC or any of its related persons will not be convertible into private warrants, and Chardan Capital Markets, LLC and its related persons will have no recourse with respect to their ability to convert their loans into private warrants.

Limited payments to insiders

Prior to the consummation of a business combination, there will be no fees, reimbursements or other cash payments paid to our initial stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

•   repayment of loans of up to $1,000,000 that may be made to us by our co-sponsors;

•   payment of $10,000 per month to Chardan Capital Markets, LLC for office space and related services, subject to deferral as described herein;

•   repayment of loans which may be made by our insiders, officers, directors or any of its or their affiliates to finance transaction costs in connection with an initial business combination, the terms of which have not been determined;

•   reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations; and

•   repayment upon consummation of our initial business combination of any loans which may be made by our initial stockholders or their affiliates or our officers and directors to finance transaction costs in connection with an intended initial business combination.

We have also engaged Chardan Capital Markets, LLC as an advisor in connection with our initial business combination pursuant to the business combination marketing agreement described under “Underwriting (Conflicts of Interest) — Business Combination Marketing Agreement.” We will pay Chardan Capital Markets, LLC a marketing fee for such services upon the consummation of our initial business combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of this offering, including any proceeds from the full or partial exercise of the over-allotment option. As a result, Chardan Capital Markets, LLC will not be entitled to such fee unless we consummate our initial business combination.

There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account available to us, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to any initial stockholder or member of our management team, or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Potential revisions to agreements with insiders

We could seek to amend certain agreements made by our management team disclosed in this prospectus without the approval of stockholders, although we have no intention to do so. For example, restrictions on our executives relating to the voting of securities owned by them, the agreement of our management team to remain with us until the closing of a business combination, the obligation of our management team to not propose certain changes to our organizational documents or the obligation of the management team and its affiliates to not receive any compensation in connection with a business combination could be modified without obtaining stockholder approval. Although stockholders would not be given the opportunity to redeem their shares in connection with such changes, in no event would we be able to modify the redemption or liquidation rights of our stockholders without permitting our stockholders the right to redeem their shares in connection with any such change. We will not agree to any such changes unless we believed that such changes were in the best interests of our stockholders (for example, if such a modification were necessary to complete a business combination).

Stockholder approval of, tender offer or redemption in connection with, initial business combination

In connection with any proposed initial business combination, we will either (1) seek stockholder approval of such initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their public shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable) or (2) provide our public stockholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. Notwithstanding the foregoing, our initial stockholders have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. If we determine to engage in a tender offer, such tender offer will be structured so that each public stockholder may tender any or all of his, her or its public shares rather than some pro rata portion of his, her or its shares. If enough stockholders tender their shares so that we are unable to satisfy any applicable closing condition set forth in the definitive agreement related to our initial business combination, or we are unable to maintain net tangible assets of at least $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules), we will not consummate such initial business combination. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us based on a variety of factors such as the timing of the transaction or whether the terms of the transaction would otherwise require us to seek stockholder approval. If we provide stockholders with the opportunity to sell their shares to us by means of a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek stockholder approval of our initial business combination, we will consummate the business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

In order for a public stockholder to have his, her or its shares redeemed for cash in connection with any proposed business combination, we may require that the public stockholders vote either in favor of or against a proposed business combination. If required to vote pursuant to the procedures specified in our proxy statement to stockholders relating to the business combination, and a public stockholder fails to vote in favor of or against the proposed business combination, whether that stockholder abstains from the vote or simply does not vote, that stockholder would not be able to have his, her or its shares of common stock redeemed to cash in connection with such business combination. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants.

We have determined not to consummate any business combination unless we have net tangible assets of at least $5,000,001 upon such consummation in order to avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares redeemed) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all.

Our initial stockholders have agreed (A) to vote their founder shares and any public shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, prior to and unrelated to an initial business combination, an amendment to our certificate of incorporation that would affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 10 months (or up to 19 months, as applicable) unless we provide public stockholders an opportunity to redeem their public shares in conjunction with any such amendment, (C) not to convert any shares (including the founder shares) into the right to receive cash from the trust account in connection with a stockholder vote to approve our proposed initial business combination or sell any shares to us in a tender offer in connection with our proposed initial business combination, and (D) that the founder shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. Upon closing of this offering, our initial stockholders and co-sponsors (and/or their designees) collectively will own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). As a result, if we sought stockholder approval of a proposed transaction, we would need only (i) 1,562,501 of our public shares (or approximately 6.25% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming that only a quorum was present at the meeting, that the over-allotment option is not exercised and that the initial stockholders do not purchase any units in this offering or units or shares in the after-market), or (ii) 9,375,001 of our public shares (or approximately 37.5% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming that all outstanding shares were present at the meeting, that the over-allotment option is not exercised and that the initial stockholders do not purchase any units in this offering or units or shares in the after-market).

If a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our initial stockholders, officers, directors or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Our initial stockholders, officers, directors and their affiliates could purchase sufficient shares so that the initial business combination may be approved without the majority vote of public shares held by non-affiliates. Certain affiliates of our sponsor have expressed an interest in purchasing up to 20% of the units being sold in this offering, although no commitment for such purchases have been made. Notwithstanding the foregoing, our officers, directors, initial stockholders and their affiliates will not make purchases of shares of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock or purchasing shares when the buyer is in possession of material non-public information about the Company.

Conditions to completing our initial business combination

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Each business combination will be approved by a majority of our independent directors. Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test.

If our board is not able to independently determine the fair market value of the target business or businesses, we may obtain an opinion from an independent investment banking or accounting firm as to the fair market value of the target business. We will complete our initial business combination only if the post-transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test, provided that in the event that the business combination involves more than one target business, the 80% test will be based on the aggregate value of all of the target businesses.

Conversion rights

In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he, she or it is voting for or against such proposed business combination, to demand that we convert his, her or its public shares into a pro rata share of the trust account upon consummation of the business combination.

We may require public stockholders wishing to exercise conversion rights, whether they are a record holder or hold their shares in “street name,” to either tender the certificates they are seeking to convert to our transfer agent or to deliver the shares they are seeking to convert to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote on the business combination. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45, and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders to deliver their shares prior to the vote on the business combination in order to exercise conversion rights. This is because a holder would need to deliver shares to exercise conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders to deliver their shares prior to the vote on the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to stockholders. The conversion rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares.

Under Delaware law, we may be required to give a minimum of only ten days’ notice for each general meeting. As a result, if we require public stockholders who wish to convert their shares of common stock into the right to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for conversion. Accordingly, investors may not be able to exercise their conversion rights and may be forced to retain our securities when they otherwise would not want to.

If we require public stockholders who wish to convert their shares of common stock to comply with specific delivery requirements for conversion described above and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders.

Release of funds in trust account upon closing of our initial business combination

On the completion of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their conversion rights as described above under “— Conversion rights” to pay all or a portion of the consideration payable to the target or targets or owners of the target or targets of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Insider purchases of public securities

If we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against such proposed business combination, our officers, directors, initial stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Notwithstanding the foregoing, our officers, directors, initial stockholders and their affiliates will not make purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

Liquidation if no business combination

If we are unable to complete our initial business combination within 10 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than five business days thereafter, redeem 100% of the outstanding public shares (including any public units in this offering or any public units or shares that our initial stockholders or their affiliates purchased in this offering or later acquired in the open market or in private transactions), which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval of our remaining holders of common stock and our board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject (in the case of (ii) and (iii) above) to our obligations to provide for claims of creditors and the requirements of applicable law. However, if we anticipate that we may not be able to consummate our initial business combination within 10 months, our initial stockholders or their affiliates may, but are not obligated to, extend the period of time to consummate an initial business combination 3 times by an additional three months each time (for a total of up to 19 months to complete an initial business combination) without the need for a separate stockholder vote. Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, the only way to extend the time available for us to consummate our initial business combination without the need for a separate stockholder vote is for our initial stockholders or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, to deposit into the trust account $2,500,000, or $2,875,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per public share, or an aggregate of $7,500,000 (or $8,625,000 if the over-allotment option is exercised in full) if extended for each of the full three months), on or prior to the date of the applicable deadline. Pursuant to our amended and restated certificate of incorporation and the trust agreement, if such funds are not deposited, the time to complete an initial business combination cannot be extended unless our stockholders otherwise approve an extension on different terms. In the event that they elected to extend the time to complete our initial business combination and deposited the applicable amount of money into trust, the initial stockholders would receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such note would be paid upon consummation of our initial business combination.

In connection with our redemption of 100% of our outstanding public shares for a portion of the funds held in the trust account, each holder will receive a pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not necessary to pay our taxes payable on such funds. Holders of warrants will receive no proceeds in connection with the liquidation with respect to such warrants, which will expire worthless.

We may not have funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them.

The holders of the founder shares and private warrants will not participate in any redemption distribution with respect to their founder shares and private warrants, but may have any public shares redeemed upon liquidation.

If we are unable to conclude our initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share redemption price will be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. Furthermore, our underwriters may seek recourse against the proceeds in the trust account relating to any future claims they may have against us. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, the actual per-share redemption price may be less than the estimated $10.00. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our co-sponsors have agreed to pay the funds necessary to complete such liquidation and has agreed not to seek repayment for such expenses. We currently do not anticipate that such funds will be insufficient.

Conflict of Interest

Chardan Capital Markets, LLC, the representative of the underwriters in this offering and an affiliate of one of our co-sponsors and one of our directors, is a beneficial owner of our co-sponsor, CleanTech Investments. As a result, Chardan Capital Markets, LLC is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121 (“Rule 5121”). Accordingly, this offering is being made in compliance with the applicable requirements of Rule 5121.

Rule 5121 requires that a “qualified independent underwriter,” as defined in Rule 5121, participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence with respect thereto. B. Riley Securities, Inc. has agreed to act as a “qualified independent underwriter” for this offering. B. Riley Securities, Inc. will receive $100,000 for acting as a qualified independent underwriter. We have agreed to indemnify B. Riley Securities, Inc. against certain liabilities incurred in connection with acting as a “qualified independent underwriter,” including liabilities under the Securities Act. In addition, no underwriter with a conflict of interest will confirm sales to any account over which it exercises discretionary authority without the specific prior written approval of the account holder.

RISKS

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to Offerings of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 24 of this prospectus.

A brief summary of some of the risk factors that make an investment in us speculative or risky include:

•        Whether we will be able to complete our initial business combination, particularly in light of disruption that may result from limitations imposed by the COVID-19 pandemic;

•        Whether we will be successful in retaining or recruiting, or making changes required in, our officers, key employees or directors following our initial business combination;

•        How much time our officers and directors allocate to us and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements and other benefits; Whether we will need to obtain additional financing to complete our initial business combination;

•        Whether there is a sufficient pool of prospective target businesses for us to acquire, given competition;

•        Whether our officers and directors are able to generate a number of potential investment opportunities;

•        Whether our securities are delisted from Nasdaq prior to our business combination or an inability to have our securities listed on Nasdaq following a business combination;

•        The fact that we may have limited liquidity in our securities;

•        The fact that our warrants are expected to be accounted for as a warrant liability;

•        The fact there has not previously been a market for our securities; and

•        Our financial performance following our business combination.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	March 31, 2021
	Actual	As Adjusted
	(Unaudited)
Balance Sheet Data:
Working capital(1)	$(104,165)	$220,114,000
Total assets(2)	$153,165	$251,524,000
Total liabilities	$129,165	$31,410,000
Value of shares of common stock subject to possible conversion/tender(3)	$—	$215,113,990
Stockholders’ equity(4)	$24,000	$5,000,010

____________

(1)      The “as adjusted” calculation includes $250,000,000 of cash held in trust from the proceeds of this offering and the sale of the private placement warrants, plus $1,500,000 of cash held outside the trust account, less $8,750,000 of business combination marketing agreement deferred fees, less $22,660,000 of warrant liabilities, less $1,000 of accrued expenses, less $128,000 of accrued offering costs, plus $24,000 of actual shareholders’ equity as of March 31, 2021.

(2)      The “as adjusted” calculation includes $250,000,000 of cash held in trust from the proceeds of this offering and the sale of the private placement warrants, plus $1,500,000 in cash held outside the trust account, plus $24,000 of actual shareholders’ equity as of March 31, 2021.

(3)      The “as adjusted” calculation includes the “as adjusted” total assets, less the “as adjusted” total liabilities, less the “as adjusted” shareholders’ equity, which is set to approximate the minimum net tangible assets threshold of at least $5,000,001 either immediately prior to or upon consummation of our initial business combination.

(4)      Excludes 21,511,399 shares of common stock sold in the offering which are subject to possible conversion/tender in connection with our initial business combination. The “as adjusted” calculation includes the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of common stock that may be redeemed in connection with our initial business combination ($10.00 per public share).

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid such that we have at least $5,000,001 of net tangible assets upon consummation of this offering and upon consummation of our initial business combination.

The “as adjusted” working capital and total assets amounts include the $250,000,000 (without exercise of over-allotment option) to be held in the trust account, which, except for limited situations described in this prospectus, will be available to us only upon the consummation of our initial business combination within the time period described in this prospectus.

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding shares of common stock voted are voted in favor of the business combination (if a vote is required or being obtained).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to Our Business and Structure

We are a newly formed blank check company in the early stage with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly formed blank check company with no operating results, and we will not commence operations until obtaining funding through this offering and consummating our initial business combination. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning our initial business combination, and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets.

The COVID-19 outbreak has resulted, and a significant outbreak of other infectious diseases could result, in a widespread health crisis that has affected, or could adversely affect, the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected. In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies with which we may complete such a business combination.

Pursuant to Nasdaq listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies that we may complete a business combination with. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account, which may be less than $10.00 per public share.

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, which means we may consummate our initial business combination even though a majority of our public stockholders do not support such a combination.

If a stockholder vote is not required, we may conduct redemptions via a tender offer. Accordingly, we may consummate our initial business combination even if holders of a majority of our public shares do not approve the business combination.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Because our board of directors may consummate our initial business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into our initial business combination with a target.

We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we may not be able to meet such closing condition, and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001, or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into our initial business combination transaction with us.

The ability of a large number of our stockholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

In connection with the consummation of our business combination, we may redeem up to that number of shares of common stock that would permit us to maintain net tangible assets of $5,000,001. If our business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited. Alternatively, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercises its redemption rights than we expect. If the acquisition involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to the target or its stockholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

The requirement that we maintain a minimum net worth or retain a certain amount of cash could increase the probability that we cannot consummate our business combination and that you would have to wait for liquidation in order to redeem your shares.

If, pursuant to the terms of our proposed business combination, we are required to maintain a minimum net worth or retain a certain amount of cash in trust in order to consummate the business combination, regardless of whether we proceed with redemptions under the tender offer or proxy rules, the probability that we cannot consummate our business combination is increased. If we do not consummate our business combination, you would not receive your pro rata portion of the trust account until we liquidate. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount in our trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with a redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within 10 months (or up to 19 months, as applicable) from the closing of this offering may give potential target businesses leverage over us in negotiating our initial business combination.

Any potential target business with which we enter into negotiations concerning our initial business combination will be aware that we must consummate our initial business combination within 10 months (or up to 19 months, as applicable) from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating our initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence, and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to consummate our initial business combination within the required time period, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

Our co-sponsors, officers and directors have agreed that we must complete our initial business combination within 10 months (or up to 19 months, as applicable) from the closing of this offering. We may not be able to find a suitable target business and consummate our initial business combination within such time period. If we are unable to consummate our initial business combination within the required time period, we will, as promptly as reasonably possible but not more than five business days thereafter (subject to our certificate of incorporation and Delaware law), distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public stockholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. This redemption of public stockholders from the trust account shall be effected as required by our certificate of incorporation and Delaware law, prior to any voluntary winding up.

If we seek stockholder approval of our business combination, our co-sponsors, directors, officers, advisors and their affiliates may elect to purchase shares from stockholders, in which case they may influence a vote in favor of a proposed business combination that you do not support.

If we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our co-sponsors, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Such purchases will not be made if our co-sponsors, directors, officers, advisors or their affiliates are in possession of any material non-public information that has not been disclosed to the selling stockholder. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our co-sponsors, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. It is intended that, if Rule 10b-18 under the Exchange Act would apply to purchases by our initial stockholders, directors, officers, advisors or their affiliates, then such purchases will comply with Rule 10b-18, to the extent it applies, which provides a safe harbor for purchased made under certain conditions, including with respect to timing, pricing and volume of purchases.

The purpose of such purchases would be to (1) increase the likelihood of obtaining stockholder approval of the business combination or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the initial business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of an initial business combination that may not otherwise have been possible.

Purchases of shares of common stock in the open market or in privately negotiated transactions by our co-sponsors, directors, officers, advisors or their affiliates may make it difficult for us to maintain the listing of our shares on a national securities exchange following the consummation of an initial business combination.

If our co-sponsors, directors, officers, advisors or their affiliates purchase shares of common stock in the open market or in privately negotiated transactions, the public “float” of our shares of common stock and the number of beneficial holders of our securities would both be reduced, possibly making it difficult to maintain the listing or trading of our securities on a national securities exchange following consummation of the business combination.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares, warrants, potentially at a loss.

Our public stockholders are entitled to receive funds from the trust account only in the event of a redemption to public stockholders prior to any winding up in the event we do not consummate our initial business combination or our liquidation, if they redeem their shares in connection with an initial business combination that we consummate, or if we seek to amend our certificate of incorporation to affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 10 months (or up to 19 months, as applicable) of the closing of this offering. In order for a public stockholder to have his, her or its shares redeemed for cash in connection with any proposed business combination, we may require that the public stockholders vote either in favor of or against a proposed business combination. If required to vote pursuant to the procedures specified in our proxy statement to stockholders relating to the business combination, and a public stockholder fails to vote in favor of or against the proposed business combination, whether that stockholder abstains from the vote or simply does not vote, that stockholder would not be able to have his, her or its shares of common stock redeemed to cash in connection with such business combination. In no other circumstances will a stockholder have any right or interest of any kind to the funds in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Because the net proceeds of this offering are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable, and we will have a longer period of time to complete our initial business combination than companies have that are subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison to Offerings of Blank Check Companies Subject to Rule 419.”

If we seek stockholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 20% of our shares of common stock, you will lose the ability to redeem all such shares in excess of 20% of our shares of common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our certificate of incorporation provides that a public stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 20% of the shares sold in this offering. Your inability to redeem more than an aggregate of 20% of the shares sold in this offering will reduce your influence over our ability to consummate our initial business combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. As a result, you will continue to hold that number of shares exceeding 20% and, in order to dispose of such shares, you would be required to sell your shares in open market transaction, potentially at a loss. Furthermore, in order for a public stockholder to have his, her or its shares redeemed for cash in connection with any proposed business combination, we may require that the public stockholders vote either in favor of or against a proposed business combination. If required to vote pursuant to the procedures specified in our proxy statement to stockholders relating to the business combination, and a public stockholder fails to vote in favor of or against the proposed business combination, whether that stockholder abstains from the vote or simply does not vote, that stockholder would not be able to have his, her or its shares of common stock redeemed to cash in connection with such business combination.

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the next 10 months (or up to 19 months, as applicable), we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 10 months (or up to 19 months, as applicable), assuming that our initial business combination is not consummated during that time. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we are unable to fund such down payments or “no shop” provisions, our ability to close a contemplated transaction could be impaired. Furthermore, if we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public stockholders may only receive a pro rata portion of the amount then in the trust account (which may be less than $10.00 per public share) (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

Subsequent to our consummation of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges.

Even if we conduct thorough due diligence on a target business with which we combine, this diligence may not surface all material issues that may be present inside a particular target business. Even with thorough due diligence, we may not be able to uncover all material issues, and there may be factors outside of the target business and outside of our control that may arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

Our directors may decide not to enforce indemnification obligations against our co-sponsors, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below $10.00 per public share (whether or not the underwriters’ overallotment option is exercised in full) and either of our co-sponsors asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine on our behalf whether to take legal action against such co-sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against either co-sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations on our behalf, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per public share.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including restrictions on the nature of our investments and restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including registration as an investment company, adoption of a specific form of corporate structure and reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate our initial business combination.

If we are unable to consummate our initial business combination, our public stockholders may be forced to wait up to 10 months (or up to 19 months, as applicable) or longer before redemption from our trust account.

If we are unable to consummate our initial business combination within 10 months (or up to 19 months, as applicable) from the closing of this offering, we will, as promptly as reasonably possible but not more than five business days thereafter (subject to our certificate of incorporation and applicable law), distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public stockholders by way of redemption and cease all operations except for the purposes of winding up of our affairs by way of a voluntary liquidation, as further described herein. Any redemption of public stockholders from the trust account shall be effected as required by our certificate of incorporation prior to our commencing any voluntary liquidation. Except as otherwise described herein, we have no obligation to return funds to investors prior to the date of any redemption required as a result of our failure to consummate our initial business combination within the period described above or our liquidation, unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their shares of common stock. Only upon any such redemption of public shares as we are required to effect or any liquidation will public stockholders be entitled to distributions if we are unable to complete our initial business combination.

The grant of registration rights to our initial stockholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our shares of common stock.

Pursuant to an agreement to be entered into on the date of this prospectus, our initial stockholders, our co-sponsors (and/or our co-sponsors’ designees) and their permitted transferees can demand that we register the founder shares and the private warrants and the underlying securities. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our shares of common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholder of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our shares of common stock that is expected when the securities owned by our co-sponsors, holders of our private warrants or their respective permitted transferees are registered. Chardan Capital Markets, LLC and its related persons may not, with respect to the private warrants (and the shares that are issuable upon exercise of the private warrants) purchased by CleanTech Investments, (i) have more than one demand registration right at our expense, (ii) exercise their demand registration rights more than five (5) years from the effective date of the registration statement of which this prospectus forms a part, and (iii) exercise their “piggy-back” registration rights more than seven (7) years from the effective date of the registration statement of which this prospectus forms a part, as long as Chardan Capital Markets, LLC or any of its related persons are beneficial owners of private warrants.

Because we have not selected a particular business or specific geographic location or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

Although we have a stated focus on certain target businesses in a specific geographic location as indicated elsewhere in this prospectus, we may pursue acquisition opportunities in any geographic region. While we may pursue an acquisition opportunity in any business industry or sector, we intend to initially focus on those industries or sectors that complement our management team’s background. Except for the limitations that a target business have a fair market value of at least 80% of the value of the trust account (excluding any taxes payable on the income earned on the trust account) and that we are not permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Because we have not yet identified or approached any specific target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors, or we may not have adequate time to complete due diligence with respect to the target business and its industry. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. In addition, investors will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of a particular target business. An investment in our units may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.

Risks Relating to Completing a Business Combination

The ability of our public stockholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public stockholders may exercise redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our initial business combination. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

A public stockholder who fails to vote either in favor of or against a proposed business combination may not be able to have his, her or its shares redeemed for cash.

In order for a public stockholder to have his, her or its shares redeemed for cash in connection with any proposed business combination, we may require that the public stockholders vote either in favor of or against a proposed business combination. If required to vote pursuant to the procedures specified in our proxy statement to stockholders relating to the business combination, and a public stockholder fails to vote in favor of or against the proposed business combination, whether that stockholder abstains from the vote or simply does not vote, that stockholder would not be able to have his, her or its shares of common stock redeemed to cash in connection with such business combination.

We will require public stockholders who wish to redeem their shares of common stock in connection with a proposed business combination or amendment to our certificate of incorporation to effect the substance or timing of their redemption obligation if we fail to timely complete a business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

We will require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the expiration date set forth in the tender offer documents mailed to such holders, or in the event we distribute proxy materials, up to two business days prior to the vote on the proposal to approve the business combination or amendment to our certificate of incorporation to affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, this may not be the case. Under Delaware law, we are required to provide at least 10 days’ advance notice of any stockholder meeting, which would be the minimum amount of time a stockholder would have to determine whether to exercise redemption rights. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.

Redeeming stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

We will require public stockholders who wish to redeem their shares of common stock in connection with any proposed business combination to comply with the delivery requirements discussed above for redemption. If such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders. Accordingly, investors who attempted to redeem their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares of common stock may decline during this time, and you may not be able to sell your securities when you wish, even while other stockholders that did not seek redemption may be able to sell their securities.

Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. Therefore, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking stockholder approval of our initial business combination may delay the consummation of a transaction. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Our Certificate of Incorporation contains provisions that prohibit our engaging in business combinations with interested stockholders in certain circumstances.

We have opted out of Section 203 of the Delaware General Corporate Law, or the DGCL. However, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless

•        prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•        upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•        at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66⅔% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions with the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 20% or more of our voting stock

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our amended and restated certificate of incorporation provides that our co-sponsors and their respective affiliates, any of their respective direct or indirect transferees of at least 20% of our outstanding common stock and any group as to which such persons are party to, do not constitute “interested stockholders” for purposes of this provision.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per public share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and the rights and warrants will expire worthless.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction or our costs to operate or locate a transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. Financing may not be available on acceptable terms, if at all. The current economic environment, including due to the effects of the COVID-19 pandemic, has made it especially difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per public share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and the warrants will expire worthless. In addition, even if we do not need additional financing to consummate our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination.

Our co-sponsors control a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon closing of this offering, our initial stockholders and co-sponsors (and/or their designees) collectively will own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). In addition, certain affiliates of our sponsor have expressed an interest in purchasing up to 20% of the units being sold in this offering, although no commitment for such purchases have been made. Accordingly, our initial stockholders may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our certificate of incorporation. If our co-sponsors purchase any units in this offering or if our co-sponsors purchase any additional shares of common stock in the aftermarket or in privately negotiated transactions, this would increase their control. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our shares of common stock.

Our initial stockholders paid an aggregate of $25,000 for their shares, and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the shares of common stock included in a unit and none to the warrants included in a unit) and the pro forma net tangible book value per share after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, you and the other public stockholders will incur an immediate and substantial dilution of approximately 94.9% or $9.49 per share (the difference between the pro forma net tangible book value per share of $0.51 and the initial offering price of $10.00 per share immediately upon the closing of this offering), or approximately 95.5% dilution or $9.55 per share (the difference between the pro forma net tangible book value per share of $0.45 and the initial offering price of $10.00 per share) if the over-allotment is fully exercised.

A provision of our warrant agreement may make it more difficult for use to consummate an initial business combination.

Unlike most blank check companies, if we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a newly issued price of less than $9.20 per share of common stock, then the exercise price of the warrants will be adjusted to be equal to 115% of the newly issued price and the $16.50 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 165% of the market value (the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day prior to the consummation of an initial business combination). This may make it more difficult for us to consummate an initial business combination with a target business.

Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and, as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these attributes. If we consummate our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce our initial business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise its redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law or Nasdaq, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per public share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with our management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders.

Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the agreement to enter into such initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to identify business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders, which would be the case if the trading price of our shares of common stock after giving effect to such business combination was less than the per-share trust liquidation value that our stockholders would have received if we had dissolved without consummating our initial business combination.

We are not required to obtain an opinion from an independent investment banking firm in connection with a business combination, and consequently, an independent source may not confirm that the price we are paying for the business is fair to our stockholders from a financial point of view.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our stockholders from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may seek investment opportunities outside our management’s area of expertise and our management may not be able to adequately ascertain or assess all significant risks associated with the target company.

There is no limitation on the industry or business sector we may consider when contemplating our initial business combination. We may therefore be presented with a business combination candidate in an industry unfamiliar to our management team, but determine that such candidate offers an attractive investment opportunity for our company. In the event we elect to pursue an investment outside of our management’s expertise, our management’s experience may not be directly applicable to the target business or the evaluation of its operations.

Resources could be wasted in researching acquisitions that are not consummated.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per public share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

Our ability to successfully effect our initial business combination and to be successful thereafter will be largely dependent upon the efforts of our officers, directors and key personnel, some of whom may join us following our initial business combination.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have consummated our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

The role of such persons in the target business, however, cannot presently be ascertained. Although some of such persons may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and, as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with us after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and, could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the consummation of our initial business combination. Our key personnel may not remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effectuate our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect, and such management may lack the expected skills, qualifications or abilities. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.

The officers and directors of an acquisition candidate may resign upon consummation of our initial business combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the consummation of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that some members of the management team of an acquisition candidate will not wish to remain in place.

Certain of our officers and directors are affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our business combination, we intend to engage in the business of identifying and combining with one or more businesses. Certain of our executive officers and directors are affiliated with entities that are engaged in a similar business.

Our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

For example, Mr. Grossman is affiliated with Chardan Capital Markets, LLC, which is also the underwriter in this offering. Mr. Grossman owes a pre-existing fiduciary duty to Chardan Capital Markets, LLC, meaning that he may present opportunities to Chardan Capital Markets, LLC prior to presenting them to us, if, for example, a potential target company is open to either raising funds in an offering or engaging in a transaction with a blank check company. This may limit the number of potential targets this individual presents to us for purposes of completing a business combination. Furthermore, Mr. Grossman is a director of each Ventoux CCM Acquisition Corp. and Chardan Healthcare Acquisition 2 Corp., and an officer of Chardan Healthcare Acquisition 2 Corp. Ventoux CCM Acquisition Corp. is a $172.5 million, 18-month hospitality focused special acquisition company that is seeking a target for a business combination. Chardan Healthcare Acquisition 2 Corp. is a $86.2 million, 24-month healthcare focused special purpose acquisition company that announced a business combination with Renovacor, Inc. in March 2021. These entities may have priority over us in connection with potential target business identified by each of them. These affiliations may limit the number of potential targets these individuals present to us for purposes of completing a business combination.

Any conflict of interest may not be resolved in our favor, and potential target businesses may be presented to another entity prior to their presentation to us.

Certain shares beneficially owned by our officers and directors will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

Our officers and directors have waived their right to redeem any shares in connection with our initial business combination, or to receive distributions with respect to their founder shares upon our liquidation if we are unable to consummate our initial business combination. Accordingly, these securities will be worthless if we do not consummate our initial business combination. Any warrants they hold, like those held by the public, will also be worthless if we do not consummate an initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination.

Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

We may engage in our initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing holders, which may raise potential conflicts of interest.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In light of the involvement of our co-sponsors, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our co-sponsors, officers and directors. Our directors also serve as officers and board members for other entities. Our co-sponsors, officers and directors are not currently aware of any specific opportunities for us to consummate our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for our initial business combination as set forth in “Proposed Business — Investment Criteria” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion in connection with such transaction from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we seek to acquire, regarding the fairness to our stockholders from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest. Our directors have a fiduciary duty to act in the best interests of our stockholders, whether or not a conflict of interest may exist.

Because our co-sponsors will lose their entire initial investment in us if our initial business combination is not consummated and our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.

In July 2020, CleanTech Investments paid $25,000 for 5,000,000 shares of our common stock, which we call “insider” or “founder shares”. On February 15, 2021, we effected an 1.4375-for-1 split of the outstanding founders shares, resulting in CleanTech Investments owning 7,187,500 shares. On February 16, 2021, CleanTech Sponsor paid $16,667 to us, which amount was paid to CleanTech Investments to cancel 4,791,667 of its founder shares that it previously held and immediately thereafter we issued 4,791,667 founders shares to CleanTech Sponsor. As a result, CleanTech Sponsor owns 4,791,667 founders shares and CleanTech Investments owns 2,395,833 founder shares. The founder shares include an aggregate of up to 937,500 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part. The founder shares will be worthless if we do not consummate an initial business combination.

In addition, CleanTech Sponsor, our co-sponsor and an affiliate of certain of our directors and officers, has committed to purchase from us an aggregate of 4,666,667 warrants (or 5,166,667 warrants if the over-allotment option is exercised in full), and CleanTech Investments, our co-sponsor and an affiliate of one of our directors and Chardan Capital Markets, LLC, has committed to purchase from us an aggregate of 2,333,333 warrants (or 2,583,333 warrants if the over-allotment option is exercised in full), or “private warrants,” at $1.00 per private warrant for a total purchase price of $7,000,000 (or $7,750,000 if the over-allotment option is exercised in full). Each private warrant is exercisable for one (1) share of common stock at an exercise price of $11.50 per share. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Of the $7,000,000 (or $7,750,000 if the over-allotment option is exercised in full) we will receive from the sale of the private warrants, $5,500,000 (or $6,250,000 if the over-allotment option is exercised in full) will be used for offering expenses and $1,500,000 will be used for working capital.

The founder shares, private warrants and warrants will be worthless if we do not consummate an initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete our initial business combination. If we incur any indebtedness without a waiver from any lender of any right, title, interest or claim of any kind in or to any monies held in the trust account, the incurrence of debt could have a variety of negative effects, including:

•        default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on our shares of common stock;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our shares of common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business, which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering together with the funds we will receive from the sale of the private warrants (excluding $1,500,000 of net proceeds that will not be held in the trust account, and after payment of the Business Combination Fee to the underwriters in the amount of $8,750,000, or $10,062,500 if the underwriters’ over-allotment is exercised in full) will provide us with approximately $243,750,000 (or approximately $280,312,500 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities, which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be solely dependent upon the performance of a single business, property or asset, or dependent upon the development or market acceptance of a single or limited number of products or services. This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously consummate business combinations with multiple prospective targets, which may hinder our ability to consummate our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to consummate our initial business combination with a private company about which little information is available.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in our initial business combination with a company that is not as profitable as we suspected, if at all.

We may not be able to maintain control of a target business after our initial business combination.

We may structure our initial business combination to acquire less than 100% of the equity interests or assets of a target business, but we will only consummate such business combination if we will become the majority stockholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes) or are otherwise not required to register as an investment company under the Investment Company Act, or to the extent permitted by law we may acquire interests in a variable interest entity, in which we may have less than a majority of the voting rights in such entity, but in which we are the primary beneficiary. Even though we may own a majority interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

Because we must furnish our stockholders with target business financial statements prepared in accordance with United States generally accepted accounting principles or international financial reporting standards, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules, which require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards, or IFRS as issued by the International Accounting Standards Board or the IASB, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. We will include substantially the same financial statement disclosure in connection with any tender offer documents we use, whether or not they are required under the tender offer rules. These financial statement requirements may limit the pool of potential target businesses we may consummate our initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Risks Relating to Our Securities

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the shares of common stock and warrants underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business at attractive values;

•        a review of debt to equity ratios in leveraged transactions;

•        our capital structure;

•        an assessment of our management and their experience in identifying operating companies;

•        general conditions of the securities markets at the time of this offering including with respect to the impact from the COVID-19 pandemic; and

•        other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

Holders of warrants will not participate in liquidating distributions if we are unable to complete an initial business combination within the required time period.

If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, the warrants will expire, and holders will not receive any of such proceeds with respect to the warrants. The foregoing may provide a financial incentive to public stockholders to vote in favor of any proposed initial business combination as each of their warrants would entitle the holder to purchase additional shares of common stock, resulting in an increase in their overall economic stake in us. If a business combination is not approved, the warrants will expire and be worthless.

If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants, public holders will only be able to exercise such warrants on a “cashless basis” which would result in a fewer number of shares being issued to the holder had such holder exercised the warrants for cash.

If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the public warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of common stock that a holder will receive upon exercise of its public warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise their warrants on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential benefit of the holder’s investment in us may be reduced, and the warrants may expire worthless. Notwithstanding the foregoing, the private warrants may be exercisable for unregistered shares of common stock for cash even if the prospectus relating to the shares of common stock issuable upon exercise of the warrants is not current and effective.

An investor will only be able to exercise a warrant for cash if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No public warrants will be exercisable for cash, and we will not be obligated to issue shares of common stock unless the shares of common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. However, we cannot assure you of this fact. If the common shares issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant (including any warrants held by CleanTech Sponsor, CleanTech Investments and/or their respective permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential benefit of the holder’s investment in our company.

Our warrants are expected to be accounted for as a warrant liability and will be recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our common stock or may make it more difficult for us to consummate an initial business combination.

Following the consummation of this offering and the concurrent private placement of warrants, we will issue an aggregate of 19,500,000 warrants in connection with this offering (comprised of the 12,500,000 warrants included in the units and the 7,000,000 private placement warrants, assuming the underwriters’ over-allotment option is not exercised). We expect to account for these as a warrant liability and will record at fair value upon issuance any changes in fair value each period reported in earnings as determined by us based upon a valuation report obtained from an independent third party valuation firm. The impact of changes in fair value on earnings may have an adverse effect on the market price of our common stock. In addition, potential targets may seek a SPAC that does not have warrants that are accounted for as a warrant liability, which may make it more difficult for us to consummate an initial business combination with a target business.

We may amend the terms of the warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of a majority of the then outstanding warrants (including the private warrants) in order to make any change that adversely affects the interests of the registered holders of the warrants.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (for purposes of this subsection, a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (for purposes of this subsection, an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

We have no obligation to net cash settle the warrants.

In no event will we have any obligation to net cash settle the warrants. Accordingly, the warrants may expire worthless.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

As of the date of this prospectus there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Once listed on Nasdaq, an active trading market for our securities may never develop or, if developed, it may not be sustained. Additionally, if our securities become delisted from Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities not listed on a national exchange, the liquidity and price of our securities may be more limited than if we were listed on Nasdaq or another national exchange. You may be unable to sell your securities unless a market can be established and sustained.

Our amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with our company or our company’s directors, officers or other employees.

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of our company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of our company to our company or our stockholders, (3) action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws, or (4) action asserting a claim governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Notwithstanding the foregoing, the inclusion of such provision in our amended and restated certificate of incorporation is not be deemed to be a waiver of our obligation to comply with federal securities laws, rules and regulations, and the provisions of this paragraph in our amended and restated certificate of incorporation will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Additionally, unless we consent in writing to the selection of an alternative forum, the federal courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. Section 22 of the Securities Act, however, created concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulation thereunder. Accordingly, there is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. While the Delaware courts have determined that such exclusive forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions, however, we note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

This choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company or its directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our amended and restated certificate of incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Risks Relating to Acquiring and Operating a Business outside of the United States

We may effect our initial business combination with a company located outside of the United States.

If we effect our initial business combination with a company located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•        rules and regulations or currency redemption or corporate withholding taxes on individuals;

•        laws governing the manner in which future business combinations may be effected;

•        exchange listing and/or delisting requirements;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        currency fluctuations and exchange controls;

•        rates of inflation;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        employment regulations;

•        crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•        deterioration of political relations with the United States. We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

There are costs and difficulties inherent in managing cross-border business operations.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the United States) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments may occur in a country in which we may operate after we effect our initial business combination.

Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports or become involved in trade wars with other nations. Such import quotas or trade wars may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing or service operations.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws.

Following our initial business combination, our management may resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming, and could lead to various regulatory issues, which may adversely affect our operations.

Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target all revenues and income would likely be received in a foreign currency and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Because foreign law could govern our material agreements, we may not be able to enforce our rights within such jurisdiction or elsewhere.

Foreign law could govern our material agreements. The target business may not be able to enforce any of its material agreements or remedies may not be available outside of such foreign jurisdiction’s legal system. The system of laws and the enforcement of existing laws and contracts in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The judiciaries in certain foreign countries may be relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation, any such jurisdictions may not favor outsiders or could be corrupt. As a result, the inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business and business opportunities.

General Risk Factors

Once initially listed on Nasdaq, our securities may not continue to be listed on Nasdaq in the future, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be initially listed on Nasdaq upon consummation of this offering. However, we cannot assure you of this or that our securities will continue to be listed on Nasdaq in the future. Additionally, in connection with our business combination, Nasdaq may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        a reduced liquidity with respect to our securities;

•        a determination that our shares of common stock are a “penny stock,” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

•        a limited amount of news and analyst coverage for our company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments and agencies, in particular, the Securities Exchange and Commission. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application also may change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Compliance obligations under the Sarbanes-Oxley Act of 2002 may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2021. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three-year period or revenues exceeds $1.07 billion, or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a new accounting standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our shares less attractive because we may rely on the provisions of the JOBS Act. If some investors find our shares less attractive as a result of, there may be a less active trading market for our shares and our share price may be more volatile.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, which reflect our current views with respect to future events and financial performance, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purpose of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•        our ability to complete our initial business combination, particularly in light of disruption that may result from limitations imposed by the COVID-19 pandemic;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•        our potential ability to obtain additional financing to complete our initial business combination;

•        our pool of prospective target businesses;

•        the ability of our officers and directors to generate a number of potential investment opportunities;

•        the delisting of our securities from Nasdaq or an inability to have our securities listed on Nasdaq following a business combination;

•        our public securities’ potential liquidity and trading;

•        the lack of a market for our securities; or

•        our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” beginning on page 24. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 25,000,000 units at a price of $10.00 per unit. We estimate that the net proceeds of this offering, together with the funds we receive from the sale of the private warrants (all of which will be deposited into the trust account), will be used as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$250,000,000		$287,500,000
From sale of private warrants	7,000,000		7,750,000
Total gross proceeds	$257,000,000		$295,250,000

Offering expenses(1)
Underwriting discount	$5,000,000		$5,750,000
Initial Trustee fee	25,000		25,000
Legal fees and expenses	225,000		225,000
Nasdaq listing fee	80,000		80,000
Printing and filing expenses	30,000		30,000
Accounting fees and expenses	40,000		40,000
FINRA filing fee	43,625		43,625
SEC registration fee	31,366		31,366
Miscellaneous expenses	25,009		25,009
Total offering expenses	$5,500,000		$6,250,000

Net proceeds
Held in trust	250,000,000		287,500,000 (2)
Not held in trust	1,500,000	(3)	1,500,000 (3)
Total net proceeds	$251,500,000		$289,000,000

Use of net proceeds not held in the trust account(3)(4)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$150,000		10.0%
Due diligence of prospective target businesses by officers, directors and initial stockholders	150,000		10.0%
Legal and accounting fees relating to SEC reporting obligations	40,000		2.7%
Payment of administrative fee to Chardan Capital Markets, LLC ($10,000 per month for up to 10 months), subject to deferral as described herein	100,000		6.7%
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	1,060,000		70.7%
Total	$1,500,000		100.0%

____________

(1)      A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees, have been paid from the funds we borrowed from CleanTech Sponsor, as further described below. These funds will be repaid out of the proceeds of this offering available to us. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(2)      The funds held in the trust account will be used to acquire a target business, to pay the marketing fee payable to Chardan Capital Markets, LLC upon consummation of our initial business combination of $8,750,000 (or $10,062,500 if the underwriters’ over-allotment is exercised in full), to pay holders who wish to convert or sell their shares for a portion of the funds held in the trust account and potentially to pay our expenses relating thereto. Our expenses relating to the acquisition of a target business would either come from the funds held in the trust account or additional funds otherwise available to us outside of the trust account, including cash held by the target business. Any remaining funds will be disbursed to the combined company and be used as working capital to finance the operations of the target business.

(3)     The amount of proceeds not held in trust will remain constant at $1,500,000 even if the over-allotment is exercised.

(4)      These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

The payment to Chardan Capital Markets, LLC of a monthly fee of $10,000 is for general and administrative services including office space, utilities and secretarial support. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination. This arrangement is being agreed to by Chardan Capital Markets, LLC for our benefit. We believe that the fee charged by Chardan Capital Markets, LLC is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of our initial business combination or the distribution of the trust account to our public stockholders. Other than the $10,000 per month fee, no compensation of any kind (including finder’s fees, consulting fees or other similar compensation) will be paid to our insiders, members of our management team or any of our or their respective affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after our initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after our initial business combination.

A total of $10.00 per unit (whether or not the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the private warrants described in this prospectus will be placed in a trust account in the United States at Morgan Stanley, maintained by Continental Stock Transfer & Trust Company acting as trustee and will be invested only in U.S. government treasury bills, notes and bonds with a maturity of 183 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries. Except for all interest income that may be released to us to pay our tax obligations, as discussed below, none of the funds held in the trust account will be released from the trust account until the earlier of: (i) the consummation of our initial business combination within 10 months (or up to 19 months, as applicable) from the closing of this offering and (ii) a redemption to public stockholders prior to any voluntary winding-up in the event we do not consummate our initial business combination within the applicable period.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to use from the trust account is minimal as a result of the current interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our co-sponsors or an affiliate of our co-sponsors or our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate our initial business combination, we would repay such loaned amounts. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private warrants to purchase shares of common stock at a conversion price of $1.00 per private warrant (which, for example, would result in the holders being issued private warrants to purchase 500,000 shares of common stock if $500,000 of notes were so converted). Such private warrants will be identical to the private warrants to be issued at the closing of this offering. Loans made by Chardan Capital Markets, LLC or any of its related persons will not be convertible into private warrants, and Chardan Capital Markets, LLC and its related persons will have no recourse with respect to their ability to convert their loans into private warrants. On March 1, 2021, CleanTech Investments LLC agreed to loan the Company an aggregate of up to $250,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the closing of the Proposed Public Offering or the date on which the Company determines not to proceed with the Proposed Public Offering. As of March 31, 2021, there were no borrowings outstanding under the Promissory Note.

In no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public stockholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our consummation of our initial business combination, and then only in connection with those shares of common stock that such stockholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of our public shares if we are unable to consummate our initial business combination within 24 following the closing of this offering, subject to applicable law, or (iii) if we seek to amend our certificate of incorporation to affect the substance or timing of our obligation to redeem all public shares if we cannot complete an initial business combination within 10 months (or up to 19 months, as applicable) of the closing of this offering and such amendment is duly approved. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. In order for a public stockholder to have his, her or its shares redeemed for cash in connection with any proposed business combination, we may require that the public stockholders vote either in favor of or against a proposed business combination. If required to vote pursuant to the procedures specified in our proxy statement to stockholders relating to the business combination, and a public stockholder fails to vote in favor of or against the proposed business combination, whether that stockholder abstains from the vote or simply does not vote, that stockholder would not be able to have his, her or its shares of common stock redeemed to cash in connection with such business combination.

Our initial stockholders have agreed to waive their redemption rights with respect to any shares they own in connection with the consummation of our initial business combination, including their founder shares and public shares that they have purchased during or after the offering, if any. In addition, our initial stockholders have agreed to waive their rights to liquidating distributions with respect to its founder shares if we fail to consummate our initial business combination within 10 months (or up to 19 months, as applicable) from the closing of this offering. However, if our initial stockholders acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

DIVIDEND POLICY

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and subject to the Delaware law. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our initial stockholders’ ownership at 20% of the issued and outstanding shares of common stock upon the consummation of this offering (assuming no purchase in this offering and not taking into account ownership of the private warrants). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of common stock which may be redeemed for cash), by the number of outstanding shares of common stock.

At March 31, 2021, our net tangible book value was $(104,165) or approximately $(0.02) per share. After giving effect to the sale of 25,000,000 shares of common stock (or 28,750,000 shares of common stock if the underwriters’ over-allotment option is exercised in full) included in the units we are offering by this prospectus and the proceeds received from the sale of the private warrants the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at March 31, 2021 would have been $5,000,010 or $0.51 per share (or $0.45 if the underwriters’ over-allotment option is exercised in full), representing an immediate increase in net tangible book value of $0.53 per share (or $0.46 if the underwriters’ over-allotment option is exercised in full) to the initial stockholders and an immediate dilution of 94.9% or $9.49 per share (or 95.5% or $9.55 per share if the underwriters’ over-allotment option is exercised in full) to new investors not exercising their conversion/tender rights. For purposes of presentation, our pro forma net tangible book value after this offering is $215,113,990 less than it otherwise would have been because, if we effect a business combination, the ability of public stockholders to exercise conversion rights or sell their shares to us in any tender offer may result in the conversion or tender of up to 21,511,399 shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the redeemable warrants, including the private warrants:

	Without Over-Allotment		With Over-Allotment
Public offering price		$10.00		$10.00
Net tangible book value before this offering	$(0.02)		$(0.01)
Increase attributable to new investors, private sales and capital contribution	0.53		0.46
Pro forma net tangible book value after this offering		0.51		0.45
Dilution to new investors		$9.49		$9.55
Percentage of dilution to new investors		94.9%		95.5%

The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial stockholders(1)	6,250,000	20.0%	$25,000	0.01%	$0.004
New investors(2)	25,000,000	80.0%	250,000,000	99.99%	10.00
	31,250,000	100.0%	$200,025,000	100.00%

____________

(1)      Assumes the over-allotment option has not been exercised and an aggregate of 937,500 shares of common stock held by our initial stockholders have been forfeited as a result thereof.

The pro forma net tangible book value after the offering is calculated as follows:

	Without Over-Allotment	With Over-Allotment
Numerator:(1)
Net tangible book value before this offering	$(104,165)	$(104,165)
Net proceeds from this offering and private placement of private warrants	251,500,000	289,000,000
Plus: Offering costs paid in advance, excluded from tangible book value before this offering	128,165	128,165
Less: Warrant liabilities	(22,660,000)	(25,795,000)
Less: Deferred underwriting commissions	(8,750,000)	(10,062,500)
Less: Proceeds held in trust subject to conversion/tender	(215,113,990)	(248,166,490)
	$5,000,010	$5,000,010

Denominator:
Shares of common stock issued and outstanding prior to this offering(1)	6,250,000	7,187,500
Shares of common stock to be sold in this offering	25,000,000	28,750,000
Less: Shares subject to conversion/tender	(21,511,399)	(24,816,649)
	9,738,601	11,120,851

____________

(1)      Assumes the over-allotment option has not been exercised and an aggregate of 937,500 shares of common stock held by our initial stockholders have been forfeited by us as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2021 and as adjusted to give effect to the sale of our units and the private warrants and the application of the estimated net proceeds derived from the sale of such securities.

	March 31, 2021
	Actual	As Adjusted(1)
Warrant liabilities(2)	$—	$22,660,000
Business combination marketing agreement deferred fees	—	8,750,000
Common stock subject to possible conversion/tender; -0- and 21,511,399 shares, actual and as adjusted, respectively	—	215,113,990
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; -0- shares issued and outstanding, actual and as adjusted	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized; 7,187,500 and 9,738,601 shares issued and outstanding, actual and as adjusted, respectively (excluding 0 and 21,511,399 subject to possible redemption)(3)	719	974
Additional paid-in capital	24,281	5,949,554
Accumulated deficit	(1,000)	(950,518)
Total stockholders’ equity	$24,000	$5,000,010
Total capitalization	$24,000	$251,524,000

____________

(1)      Includes the $7,000,000 we will receive from the sale of the private warrants (assumes the over-allotment option has not been exercised).

(2)      The public warrants and private placement warrants are expected to be accounted for as warrant liabilities and will be recorded at fair value upon issuance with changes in fair value each reporting period, as determined by the Company based upon a valuation report obtained from its independent third-party valuation firm, included in earnings.

(3)      Assumes the over-allotment option has not been exercised and an aggregate of 937,500 shares of common stock held by our initial stockholders have been forfeited as a result thereof.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were incorporated on June 18, 2020 as a Delaware corporation to serve as a vehicle to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional shares in our business combination:

•        may significantly reduce the equity interest of our stockholders;

•        may subordinate the rights of holders of common stock if we issue preferred shares with rights senior to those afforded to our shares of common stock;

•        will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•        our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

As indicated in the accompanying financial statements, at December 31, 2020, we had $25,000 in cash. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. Our plans to raise capital or to consummate our initial business combination may not be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, at December 31, 2020, we had $25,000 in cash. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. Our plans to raise capital or to consummate our initial business combination may not be successful. However, in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our initial stockholders, officers and directors or their affiliates may loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Management has determined that because the Company has access to the aforementioned funds from the Co-Sponsors via loans, each evidenced by a promissory note (which are not presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free-market dealings may not exist), and the Co-Sponsors have the financial wherewithal to fund the Company, this is deemed sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or one year from the issuance of the financial statements. If we do not complete a business combination, the loans will only be repaid with funds not held in the trust account, to the extent available.

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the insider shares. We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting offering expenses of approximately $5,500,000 (or 6,250,000 if the over-allotment option is exercised in full) including underwriting fees and qualified independent underwriter fees of $5,000,000 (or $5,750,000 if the over-allotment option is exercised in full) and (2) the sale of the private warrants for a purchase price of $7,000,000 will be $251,500,000 (or $289,000,000 if the over-allotment option is exercised in full). Of this amount, $250,000,000 (or $287,500,000 if the over-allotment option is exercised in full), or “the net offering proceeds,” will be held in the trust account. The remaining $1,500,000 (whether or not the over-allotment option is exercised in full) will not be held in the trust account.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business or businesses and to pay our expenses relating thereto. To the extent that our share capital is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

Over the next 10 months (or up to 19 months, as applicable), we will be using the funds held outside of the trust account for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. Out of the funds available outside the trust account, we anticipate that we will incur approximately:

•        $150,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•        $150,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial stockholders;

•        $40,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•        $100,000 for the payment of the administrative fee to Chardan Capital Markets, LLC (of $10,000 per month for up to 10 months), subject to deferral as described herein; and

•        $1,060,000 for general working capital that will be used for miscellaneous expenses, including director and officer liability insurance premiums.

If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

CleanTech Sponsor, our co-sponsor and an affiliate of certain of our directors and officers, has committed to purchase from us an aggregate of 4,666,667 warrants (or 5,166,667 warrants if the over-allotment option is exercised in full), and CleanTech Investments, our co-sponsor and an affiliate of one of our directors and Chardan Capital Markets, LLC, has committed to purchase from us an aggregate of 2,333,333 warrants (or 2,583,333 warrants if the over-allotment option is exercised in full), or “private warrants,” at $1.00 per private warrant for a total purchase price of $7,000,000 (or $7,750,000 if the over-allotment option is exercised in full). Each private warrant is exercisable for one (1) share of common stock at an exercise price of $11.50 per share. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Of the $7,000,000 (or $7,750,000 if the over-allotment option is exercised in full) we will receive from the sale of the private warrants, $5,500,000 (or $6,250,000 if the over-allotment option is exercised in full) will be used for offering expenses and $1,500,000 will be used for working capital.

In July 2020, CleanTech Investments paid $25,000 for 5,000,000 shares of our common stock, which we call “insider” or “founder shares”. On February 15, 2021, we effected an 1.4375-for-1 split of the outstanding founders shares, resulting in CleanTech Investments owning 7,187,500 shares. On February 16, 2021, CleanTech Sponsor paid $16,667 to us, which amount was paid to CleanTech Investments to cancel 4,791,667 of its founder shares that it previously held and immediately thereafter we issued 4,791,667 founders shares to CleanTech Sponsor. As a result, CleanTech Sponsor owns 4,791,667 founders shares and CleanTech Investments owns 2,395,833 founder shares. The founder shares include an aggregate of up to 937,500 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

We have engaged Chardan Capital Markets, LLC as an advisor in connection with our initial business combination, pursuant to the business combination marketing agreement described under “Underwriting (Conflicts of Interest) — Business Combination Marketing Agreement.” We will pay Chardan Capital Markets, LLC a marketing fee for such services upon the consummation of our initial business combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of this offering, including any proceeds from the full or partial exercise of the over-allotment option. As a result, Chardan Capital Markets, LLC will not be entitled to such fee unless we consummate our initial business combination.

If needed to finance transaction costs in connection with searching for a target business or consummating an intended initial business combination, our initial stockholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private warrants to purchase shares of common stock at a conversion price of $1.00 per private warrant (which, for example, would result in the holders being issued private warrants to purchase 500,000 shares of common stock if $500,000 of notes were so converted). Such private warrants will be identical to the private warrants to be issued at the closing of this offering. We believe the purchase price of these private warrants will approximate the fair value of such private warrants when issued. However, if it is determined, at the time of issuance, that the fair value of such private warrants exceeds the purchase price, we would record compensation expense for the excess of the fair value of the private warrants on the day of issuance over the purchase price in accordance with Accounting Standards Codification (“ASC”) 718 — Compensation — Stock Compensation. Loans made by Chardan Capital Markets, LLC or any of its related persons will not be convertible into private warrants and Chardan Capital Markets, LLC and its related persons will have no recourse with respect to their ability to convert their loans into private warrants. On March 1, 2021, CleanTech Investments LLC agreed to loan the Company an aggregate of up to $250,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the closing of the Proposed Public Offering or the date on which the Company determines not to proceed with the Proposed Public Offering. As of March 31, 2021, there were no borrowings outstanding under the Promissory Note.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2021. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when, or if, required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States government treasury bills, bonds or notes having a maturity of 183 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 31, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and, as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

PROPOSED BUSINESS

We are a newly formed blank check company incorporated as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We will seek to identify, through the experience and expertise of our management team and Board of Directors, a business that aims to contribute towards the mission of shifting the World away from carbon dependency and facilitating a greener future.

Market Overview

As the country’s new administration begins its tenure with a strong prioritization around climate change, coupled with a continued public spotlight on corporate and social responsibility, we recognize the sustained importance of CleanTech and ClimateTech focused companies. Reducing carbon emissions, whether through cleaner energy, alternative modes of production, operation, or otherwise, is paramount for both political and corporate leaders in shaping and achieving their environmental aspirations. While certainly no insignificant task, as Princeton University forecasts a $2.5 trillion investment in clean energy by 2030 to achieve Zero Carbon in the U.S., the pioneering companies that are embracing this challenge are being robustly valued for the potentially fundamental impact they will have on our future.

The beginnings of a seismic shift in how we consume energy are apparent, as the Pew Research Center found that 77 percent of Americans believe that developing “alternative energy” is a more important priority than producing more fossil fuels, but we are still in the infancy stage of these developments. Vast amounts of capital have been and will be invested to accelerate the solutions that drive this shift in energy consumption, and we believe that the public markets will continue to provide the most efficient pathway for these financing needs. While we will focus our efforts on seeking a business in the CleanTech or ClimateTech sector generally we plan to target businesses in the following sectors:

Power — An increased global focus on climate change has brought serious new attention to private and public investment in decarbonising the power sector and increasing generation efficiency. According to the IEA, in 2018 global energy-related CO2 emissions rose 1.7% from 2017 to an historic high. While emissions from all fossil fuels increased, the power sector accounted for nearly two-thirds of emissions growth. The growth, however, in global energy-related carbon dioxide emissions plateaued in 2019 even as the world economy expanded, according to the IEA. This was due to reduced emissions from electricity generation in advanced economies, thanks to the expanding role of renewable sources, primarily from wind and solar, yet also attributed to fuel switching from coal to natural gas and higher nuclear power generation. Solar and land-based wind have seen greatly increased investment, however federal and state actions have expanded the deployment potential of a broad array of additional technologies to generate and store low-carbon electricity and convert it into carbon-neutral fuels and chemicals. These technologies include, for example, batteries, and other forms of electricity storage, offshore wind, advanced geothermal and hydropower, carbon capture and sequestration, cogeneration, biomass, small modular nuclear reactors, and green hydrogen.

Transportation — Global transport emissions increased by less than 0.5% in 2019, as compared with 1.9% annually since 2000. The decline is due to efficiency improvements, electrification and greater use of biofuels. Nevertheless, transportation is still responsible for 24% of direct CO2 emissions from fuel combustion, according to the IEA. As the world population increases and continues to urbanize, decarbonisation of the transportation sector is imperative to reduce global emissions. Vehicles, including cars, trucks, buses and two- and three-wheelers, account for almost three quarters of transport CO2 emissions. Aviation and shipping emissions continue to rise, which underscores the necessity for greater international policy attention on these subsectors. Technologies and transport systems must be developed and deployed to decrease oil use and emissions of greenhouse gases. Some of these systems also have the potential to reduce traditional air pollution, road fatalities and congestion, while improving passenger and freight transport access. The shift to electric vehicles could also lead to both reduced emissions and an improvement in the electric grid, via charging infrastructure and electricity storage development and deployment.

Buildings — The building and building construction sector together accounts for more than one-third of global final energy consumption and close to 40% of total direct and indirect CO2 emissions, according to the IEA. In addition, direct and indirect emissions from electricity and heat used in buildings rose to the highest levels ever recorded in 2019 as a result of increased energy demand for heating and cooling, particularly with rising air-conditioner ownership and extreme weather events. The increase in energy demand from buildings and building construction was driven by enhanced access to energy in developing countries, rising ownership and use of energy-consuming devices, and growth in global building size. In order to reduce energy consumption and CO2 emissions, innovative technologies and services are needed in a range of areas, including energy and water efficiency, heating and cooling, urban planning, green roofs, renewable materials and indoor environmental quality.

Industry — Growth in global population and economy has led to steady increases in global demand for industrial products and materials. As demand increases so too does energy use and CO2 emissions increase. According to the IEA, the industry sector accounted for 37% of total global final energy use in 2018. This represents a 0.9% annual increase in energy consumption since 2010. The Covid-19 crisis in 2020 triggered the largest absolute decline in global energy-related carbon dioxide emissions in history. Despite the 2020 drop, the IEA reported on March 2, 2021, that evidence of a rapid rebound in energy demand and emissions in many economies underscores the risk that CO2 emissions will increase significantly in 2021. It is vital to develop and deploy technologies, services, strategies and business models that can support the sustainable manufacture, use and disposal of key industrial commodities and materials. Areas within this sector that may present attractive opportunities include, for example, key products like steel, aluminum and glass, renewable energy technologies, the production of materials, liquid fuels and chemicals from biomass, increasing the efficiency of food production, industrial water supply, and contributing to the reduction, reuse, or recycling of waste streams.

Business Strategy

Our business strategy is to identify and acquire a rapidly growing operating company on the cutting edge of the CleanTech or ClimateTech sectors. Our management team, along with our board of directors and advisers will bring unique, attractive opportunities for us to analyze and ultimately acquire. Once selected, we will leverage our team’s vast experience to help said company grow and achieve additional unrealized value for shareholders. The climate problem requires mobilization of both private and public sectors, and our team’s varied experience in the public, governmental, private, and corporate sectors gives us an ideal combination and balance of perspectives, resources, and expertise.

Acquisition Criteria

We have identified the following general criteria and guidelines that we believe are critical to evaluating prospective companies within our targeted sub-sector:

•        Disruptive mission driven technology companies in the CleanTech and ClimateTech sectors positioned to capitalize on changing macroeconomic forces.

•        Strong business case for high growth and high impact;

•        Sustainable competitive advantages including a strong intellectual property portfolio.

•        Opportunities for growth, organically or through follow-on acquisitions;

•        Positioned to benefit from our team’s deep network and subject matter expertise;

•        Best in class management team with a unique vision;

•        A robust existing investor base who are aligned with management on the long-term goals and vision of the company

•        Ability to benefit from access to the public markets.

Notwithstanding the foregoing, these criteria and guidelines are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may or may not be based, to the extent relevant, on these general criteria and guidelines as well as other considerations, factors, benchmarks and guidelines that our management may deem relevant.

Our Acquisition Process

Our acquisition process begins with our robust management team. Our team’s network will give us exclusive access to a strong pipeline of opportunities in the cleantech sector.

Our acquisition process will involve an extensive due diligence, valuation and analysis which will consist of multiple discussions with current management, financial projection reviews, review of the prospective targets’ intellectual property portfolio among other items. The process will consist of financial and operational due diligence, on site walkthroughs and a full legal diligence. We will retain third-party advisors as necessary to advise us during the due diligence process as well.

Our evaluation will focus on finding mission driven CleanTech and ClimateTech companies with strong market positions poised to capitalize on changing macroeconomic forces. We will look for a business with a strong intellectual property portfolio or a significant competitive advantage in its sector either through brand recognition or a meaningful first mover advantage.

The final step of our acquisition process will be approval by our board of directors. Our board of directors, a majority of whom are independent directors and each of whom has considerable experience and expertise in the sector, will review the proposed combination and reach a decision on its merits consistent with their fiduciary responsibilities to the stockholders.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, co-sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, co-sponsor or any of our officers or directors, we, or a committee of our independent directors, if required by applicable law or based upon the decision of our board of directors or a committee thereof, will obtain an opinion that our initial business combination is fair to us from a financial point of view from either an independent investment banking firm or an independent accounting firm.

Our co-sponsors, directors and members of our management team may directly or indirectly own our founder shares, Class A common stock and/or private placement warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors is included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she then has fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers and directors will materially affect our ability to complete our business combination.

In addition, our co-sponsors, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our co-sponsors, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved.

Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our co-sponsors and board of directors will make the determination as to the fair market value of our initial business combination. If our co-sponsor or board of directors is not able to independently determine the fair market value of our initial business combination, we may obtain an opinion from an independent investment banking or accounting firm as to the fair market value of the target business. Each business combination will be approved by our co-sponsors and a majority of our independent directors.

We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders, or for other reasons. However, we will only complete our initial business combination only if the post-transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the “Investment Company Act.” Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction.

If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test, provided that in the event that the business combination involves more than one target business, the 80% test will be based on the aggregate value of all of the target businesses.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private warrants, our shares, new debt, or a combination of these, as the consideration to be paid in our initial business combination. We may seek to consummate our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth (such as a company that has begun operations but is not yet at the stage of commercial manufacturing and sales), which would subject us to the numerous risks inherent in such companies and businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination or used for redemptions of purchases of our common stock, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

We have not identified any acquisition targets. From the period prior to our formation through the date of this prospectus, there have been no communications, evaluations or discussions between any of our officers, directors or our co-sponsors and any of their contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the agreement to enter into such initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, this assessment may not result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the consummation of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law or Nasdaq, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity groups, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources also may introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, also may bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee may be paid out of the funds held in the trust account. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our initial business combination, the presence or absence of any such arrangements will not be used as a criterion in our selection process of an acquisition candidate.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our co-sponsors, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions on the type of target business we seek to acquire that such an initial business combination is fair to our stockholders from a financial point of view.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the agreement to enter into such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. In any case, we will only consummate an initial business combination in which we become the majority shareholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes as discussed below) or are otherwise not required to register as an investment company under the Investment Company Act, or to the extent permitted by law we may acquire interests in a variable interest entity, in which we may have less than a majority of the voting rights in such entity, but in which we are the primary beneficiary. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination. To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth (such as a company that has begun operations but is not yet at the stage of commercial manufacturing and sales), we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.

Fair Market Value of Target Business or Businesses

The target business or businesses or assets with which we effect our initial business combination must have a collective fair market value equal to at least 80% of the value of the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the agreement to enter into such initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the value of the trust account at the time of the agreement to enter into such initial business combination. However, we will always acquire at least a controlling interest in a target business. The fair market value of a portion of a target business or assets will likely be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We may seek to consummate our initial business combination with an initial target business or businesses with a collective fair market value in excess of the balance in the trust account. In order to consummate such an initial business combination, we may issue a significant amount of debt, equity or other securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt, equity or other securities. If we issue securities in order to consummate such an initial business combination, our stockholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our stockholders own a certain percentage of our company (or, depending on the structure of the initial business combination, an ultimate parent company that may be formed) after our business combination. Because we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

The fair market value of a target business or businesses or assets will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, book value, enterprise value and, where appropriate, upon the advice of appraisers or other professional consultants. Investors will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of a particular target business. If our board of directors is not able to independently determine that the target business or assets has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm or another independent entity that commonly renders valuation opinions on the type of target business we seek to acquire with respect to the satisfaction of such criterion. Notwithstanding the foregoing, unless we consummate a business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we seek to acquire, that the price we are paying is fair to our stockholders.

Lack of Business Diversification

For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may:

•        subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•        cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’ management may not prove to be correct. The future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. Consequently, members of our management team may not become a part of the target’s management team, and the future management may not have the necessary skills, qualifications or abilities to manage a public company. Further, it is also not certain whether one or more of our directors will remain associated in some capacity with us following our initial business combination. Moreover, members of our management team may not have significant experience or knowledge relating to the operations of the particular target business. Our key personnel may not remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or to ascertain that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders May Not Have the Ability to Approve an Initial Business Combination

In connection with any proposed business combination, we will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their public shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable) or (2) provide our public stockholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. Notwithstanding the foregoing, our initial stockholders have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account.

In order for a public stockholder to have his, her or its shares redeemed for cash in connection with any proposed business combination, we may require that the public stockholders vote either in favor of or against a proposed business combination. If required to vote pursuant to the procedures specified in our proxy statement to stockholders relating to the business combination, and a public stockholder fails to vote in favor of or against the proposed business combination, whether that stockholder abstains from the vote or simply does not vote, that stockholder would not be able to have his, her or its shares of common stock redeemed to cash in connection with such business combination.

If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender any or all of his, her or its public shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we so choose and are legally permitted to do so, we have the flexibility to avoid a stockholder vote and allow our stockholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek stockholder approval, a majority of the issued and outstanding shares of common stock voted are voted in favor of the business combination.

We chose our net tangible asset threshold of $5,000,001 to ensure that we are not subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares converted or sold to us), and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public stockholders may therefore have to wait 10 months (or up to 19 months, as applicable) from the closing of this offering in order to be able to receive a pro rata share of the trust account.

Our initial stockholders and our officers and directors have agreed (1) to vote any shares of common stock owned by them in favor of any proposed business combination, (2) not to convert any shares of common stock in connection with a stockholder vote to approve a proposed initial business combination and (3) not sell any shares of common stock in any tender in connection with a proposed initial business combination. As a result, if we sought stockholder approval of a proposed transaction, we would need only (i) 1,562,501 of our public shares (or approximately 6.25% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming that only a quorum was present at the meeting, that the over-allotment option is not exercised and that the initial stockholders do not purchase any units in this offering or units or shares in the after-market), or (ii) 9,375,001 of our public shares (or approximately 37.5% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming that all outstanding shares were present at the meeting, that the over-allotment option is not exercised and that the initial stockholders do not purchase any units in this offering or units or shares in the after-market).

If we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against such proposed business combination, our officers, directors, initial stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Notwithstanding the foregoing, our officers, directors, initial stockholders and their affiliates will not make purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

Conversion/Tender Rights

In connection with any meeting called to approve an initial business combination, public stockholders may seek to convert their public shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid. A public stockholder may be required to vote for or against a proposed business combination in order to have his, her or its shares of common stock redeemed for cash. If required to do so, and the stockholder fails to vote for or against a proposed business combination, that stockholder would not be able to have his, her or its shares of common stock redeemed. Notwithstanding the foregoing, our initial stockholders have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. If we hold a meeting to approve an initial business combination, a holder will always have the ability to vote against a proposed business combination and not seek conversion of his, her or its shares.

Alternatively, if we engage in a tender offer, each public stockholder will be provided the opportunity to sell its public shares to us in such tender offer. The tender offer rules require us to hold the tender offer open for at least 20 business days. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether they want to sell their public shares to us in the tender offer or remain an investor in our company.

Our initial stockholders, officers and directors will not have conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

We may also require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote on the business combination. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such delivery requirements. Accordingly, a stockholder would have from the time our proxy statement is mailed through the vote on the business combination to deliver his, her or its shares if the holder wishes to seek to exercise his conversion rights. Under Delaware law, we are required to provide at least 10 days’ advance notice of any stockholder meeting, which would be the minimum amount of time a stockholder would have to determine whether to exercise conversion rights. As a result, if we require public stockholders who wish to convert their shares of common stock into the right to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for conversion. Accordingly, investors may not be able to exercise their conversion rights and may be forced to retain our securities when they otherwise would not want to. The conversion rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares.

There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45, and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights. The need to deliver shares is a requirement of exercising conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders seeking to exercise conversion rights to deliver their shares prior to the consummation of the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to stockholders.

Any request to convert or tender such shares, once made, may be withdrawn at any time up to the vote on the proposed business combination or expiration of the tender offer. Furthermore, if a holder of a public share delivered its certificate in connection with an election of their conversion or tender and subsequently decides prior to the vote on the business combination or the expiration of the tender offer not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their conversion or tender rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.

Liquidation of Trust Account if No Business Combination

If we do not complete a business combination within 10 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. However, if we anticipate that we may not be able to consummate our initial business combination within 10 months, our initial stockholders or their affiliates may, but are not obligated to, extend the period of time to consummate an initial business combination 3 times by an additional three months each time (for a total of up to 19 months to complete an initial business combination) without the need for a separate stockholder vote. Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, the only way to extend the time available for us to consummate our initial business combination without the need for a separate stockholder vote is for our initial stockholders or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, to deposit into the trust account $2,500,000, or $2,875,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per public share, or an aggregate of $7,500,000 (or $8,625,000 if the over-allotment option is exercised in full) if extended for each of the full three months), on or prior to the date of the applicable deadline. Pursuant to our amended and restated certificate of incorporation and the trust agreement, if such funds are not deposited, the time to complete an initial business combination cannot be extended unless our stockholders otherwise approve an extension on different terms. In the event that they elected to extend the time to complete our initial business combination and deposited the applicable amount of money into trust, the initial stockholders would receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such note would be paid upon consummation of our initial business combination. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our business combination within the time period.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any redemptions are made to stockholders, any liability of stockholders with respect to a redemption is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Delaware General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. It is our intention to redeem our public shares as soon as reasonably possible following the 15th month (or up to the 18th month, as applicable) from the closing of this offering and, therefore, we do not intend to comply with the above procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280 of the Delaware General Corporation Law, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to seeking to complete an initial business combination, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

We will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. The underwriters in this offering will execute such a waiver agreement.

As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. In the event that a potential contracted party refuses to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refuses to execute a waiver would be the engagement of a third party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to independence requirements, or whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver, or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. There is also no guarantee that, even if third parties execute such agreements with us, they will not seek recourse against the trust account. Certain of our insiders have agreed that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below $10.00 per public share, except as to any claims by a third party who executed a valid and enforceable agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Our board of directors has evaluated such insiders’ financial net worth and believes they will be able to satisfy any indemnification obligations that may arise. However, these insiders may not be able to satisfy their indemnification obligations, as we have not required them to retain any assets to provide for their indemnification obligations, nor have we taken any further steps to ensure that they will be able to satisfy any indemnification obligations that arise. Moreover, these insiders will not be liable to our public stockholders, and instead will only have liability to us. As a result, if we liquidate, the per-share distribution from the trust account could be less than the estimated $10.00 due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then held in the trust account, inclusive of any interest not previously released to us, subject to our obligations under Delaware law to provide for claims of creditors.

If we are unable to consummate an initial business combination and are forced to redeem 100% of our outstanding public shares for a portion of the funds held in the trust account, we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date, and anticipate it will take no more than 10 business days to effectuate the redemption of our public shares. Our insiders have waived their rights to participate in any redemption with respect to their insider shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our insiders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000), and have agreed not to seek repayment of such expenses. Each holder of public shares will receive a pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of public stockholders.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete our initial business combination in the required time period or if the stockholders seek to have us convert their respective shares of common stock upon a business combination which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share redemption or conversion amount received by public stockholders may be less than $10.00.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Our certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we hold a stockholder vote to amend any provisions of our certificate of incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, in connection with any such vote. Our insiders have agreed to waive any conversion rights with respect to any insider shares and any public shares they may hold in connection with any vote to amend our certificate of incorporation. Specifically, our certificate of incorporation provides, among other things, that:

•        prior to the consummation of our initial business combination, we shall either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their shares of common stock, regardless of whether they vote for or against the proposed business combination, into a portion of the aggregate amount then on deposit in the trust account, or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, in each case subject to the limitations described herein;

•        we will consummate our initial business combination only if public stockholders do not exercise conversion rights in an amount that would cause our net tangible assets to be less than $5,000,001 and a majority of the outstanding shares of common stock voted are voted in favor of the business combination;

•        if our initial business combination is not consummated within 10 months (or up to 19 months, as applicable) of the closing of this offering, then our existence will terminate and we will distribute all amounts in the trust account to all of our public holders of shares of common stock;

•        upon the consummation of this offering, $250,000,000, or $287,500,000 if the over-allotment option is exercised in full, shall be placed into the trust account;

•        we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination; and

•        prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

Potential Revisions to Agreements with Insiders

Each of our insiders has entered into a letter agreement with us pursuant to which each of them has agreed to do certain things relating to us and our activities prior to a business combination. We could seek to amend these letter agreements without the approval of stockholders, although we have no intention to do so. In particular:

•        Restrictions relating to liquidating the trust account if we failed to consummate a business combination in the time-frames specified above could be amended, but only if we allowed all stockholders to redeem their shares in connection with such amendment;

•        Restrictions relating to our insiders being required to vote in favor of a business combination or against any amendments to our organizational documents could be amended to allow our insiders to vote on a transaction as they wished;

•        The requirement of members of the management team to remain our officer or director until the closing of a business combination could be amended to allow persons to resign from their positions with us if, for example, the current management team was having difficulty locating a target business and another management team had a potential target business;

•        The restrictions on transfer of our securities could be amended to allow transfer to third parties who were not members of our original management team;

•        The obligation of our management team to not propose amendments to our organizational documents could be amended to allow them to propose such changes to our stockholders;

•        The obligation of insiders to not receive any compensation in connection with a business combination could be modified in order to allow them to receive such compensation; and

•        The requirement to obtain a valuation for any target business affiliated with our insiders, in the event it was too expensive to do so.

Except as specified above, stockholders would not be required to be given the opportunity to redeem their shares in connection with such changes. Such changes could result in:

•        Our having an extended period of time to consummate a business combination (although with less in trust as a certain number of our stockholders would certainly redeem their shares in connection with any such extension);

•        Our insiders being able to vote against a business combination or in favor of changes to our organizational documents;

•        Our operations being controlled by a new management team that our stockholders did not elect to invest with;

•        Our insiders receiving compensation in connection with a business combination; and

•        Our insiders closing a transaction with one of their affiliates without receiving an independent valuation of such business.

We will not agree to any such changes unless we believed that such changes were in the best interests of our stockholders (for example, if we believed such a modification were necessary to complete a business combination). Each of our officers and directors have fiduciary obligations to us requiring that they act in our best interests and the best interests of our stockholders.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have significant experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, the requirement that we acquire a target business or businesses having a fair market value equal to at least 80% of the value of the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the agreement to enter into the business combination, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights and the number of our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Facilities

We will pay to Chardan Capital Markets, LLC, an affiliate of CleanTech Investments, a fee of $10,000 per month for use of office space and certain office and secretarial services. The office space will be located at 207 West 25th Street, 9th Floor, New York, NY 10001.

Employees

We currently have 4 executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Audited Financial Statements

We will register our units, shares of common stock and warrants under the Exchange Act, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of any proxy solicitation sent to stockholders to assist them in assessing the target business. In all likelihood, the financial information included in the proxy solicitation materials will need to be prepared in accordance with U.S. GAAP or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. The financial statements may also be required to be prepared in accordance with U.S. GAAP for the Form 8-K announcing the closing of an initial business combination, which would need to be filed within four business days thereafter. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial information. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act beginning for the fiscal year ending December 31, 2021. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any of our officers or directors in their capacity as such, and we and our officers and directors have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will be listed on a national securities exchange, we will have net tangible assets in excess of $5,000,001 upon the consummation of this offering, and we will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$250,000,000 of the net offering proceeds and proceeds from the sale of the private warrants will be deposited into a trust account in the United States, maintained by Continental Stock Transfer & Trust Company, acting as trustee.

$212,625,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $250,000,000 of the net offering proceeds and proceeds from the sale of the private warrants held in trust will only be invested in United States government treasury bills, bonds or notes with a maturity of 183 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in United States government treasuries.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in our trust account net of taxes payable at the time of the execution of a definitive agreement for our initial business combination.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of the Offering	Terms Under a Rule 419 Offering
Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Chardan informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization and blank check companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering.

No trading of the units or the underlying securities would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the completion of a business combination and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will either (1) give our stockholders the opportunity to vote on the business combination or (2) provide our public stockholders with the opportunity to sell their public shares to us in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes. If we hold a meeting to approve a proposed business combination, we will send each stockholder a proxy statement containing information required by the SEC. Under Delaware law, we must provide at least 10 days’ advance notice of any meeting of stockholders. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether to exercise their rights to convert their shares into cash at such a meeting or to remain an investor in our company. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he, she or it elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of the Offering	Terms Under a Rule 419 Offering

The tender offer rules require us to hold the tender offer open for at least 20 business days. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether they want to sell their shares to us in the tender offer or remain an investor in our company.

Business combination deadline

Pursuant to our certificate of incorporation, if we do not complete an initial business combination within 10 months (or up to 19 months, as applicable) from the consummation of this offering, it will trigger our automatic winding up, dissolution and liquidation.

If an acquisition has not been consummated within 10 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Interest earned on the funds in the trust account

There can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our entry into liquidation upon failure to effect a business combination within the allotted time.

All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

Release of funds

Except for interest earned on the funds held in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination (in which case, the proceeds released to us will be net of the funds used to pay converting or tendering stockholders, as the trustee will directly send the appropriate portion of the amount held in trust to the converting or tendering stockholders at the time of the business combination) and the liquidation of our trust account upon failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors, director nominees and executive officers are as follows:

Name	Position
Eli Spiro	Chief Executive Officer and Director
Richard Fitzgerald	Chief Financial Officer
Louis Buffalino	Chief Operating Officer and Director
Ankur Dhanuka	Chief Technology Officer
Jon Najarian	Chairman of the Board of Directors
Governor Bill Richardson	Vice Chairman of the Board of Directors
Brendan Riley	Director
Britt E. Ide	Director
Jonas Grossman	Director
Douglas Cole	Director

Eli Spiro, 49, is our Chief Executive Officer and a member of our Board of Directors and has over 23 years of capital markets experience. Mr. Spiro is currently the Chief Executive Officer of Axxcess Capital Partners, a boutique investment banking firm he co-founded in 2010. At Axxcess, Mr. Spiro has closed over $1.5 billion of transactions since inception. He was involved in a number of transactions in the clean energy space including his role as President of Axxcess Energy Group, investing in a business applying proprietary technology to reduce energy expenses. Mr. Spiro was also involved in the development of an organic, hydroponic greenhouse business producing leafy greens. He worked with clients on several multi-stage waste-to-energy projects that focus on transforming waste to energy to end products and services, as well as carbon credit mitigation and monetization. Notable public transactions that Mr. Spiro led include Facebank -buyside advisor in conjunction with acquisition of FUBOTV (NYSE:FUBO) and Service Finance — sellside advisor in connection with its sale to Element Capital (TSX:ECN). Prior to Axxcess, Mr. Spiro was an investment banker at Goldman Sachs where he was a Vice President in the Financial Institutions Group advising multiple clients on sellside and buyside M&A transactions. Prior to Goldman Sachs, Mr. Spiro was Managing Director & National Sales Manager at GE Commercial Finance. He was responsible for over $4.2 billion of high-profile acquisitions across a number of GE Capital business units. Mr. Spiro received his B.AS. in Business Administration from York University in Toronto and received his joint LLB/MBA from Osgoode Hall Law School and the Schulich School of Business in Toronto.

Richard Fitzgerald, 57, is our Chief Financial Officer and has over 35 years of progressive finance, capital markets, and operations leadership experience supporting both public and private companies, predominately within the life sciences industry. Mr. Fitzgerald has a proven track record of delivering positive results and driving shareholder value through execution of IPO’s, secondary securities’ offerings, private venture financings and strategic M&A and partnering transactions. Mr. Fitzgerald most recently served as Chief Financial Officer at Immunome, Inc. (Nasdaq: IMNM) a novel immunology therapeutics company that completed its IPO and Nasdaq listing in October 2020. Previously, Mr. Fitzgerald served as Chief Financial Officer for both Sesen Bio (Nasdaq: SESN), a late-stage clinical company advancing fusion protein therapies, and PAVmed Inc. (Nasdaq: PAVM), where he successfully completed the company’s IPO and Nasdaq listing. Mr. Fitzgerald has also held senior financial positions at TechPrecision Inc. (OTCBB: TPCS), Nucleonics Inc. (sold to Alnylam Pharmaceuticals Inc. (Nasdaq: ALNY)), and Exelon Corporation (NYSE: EXC). Mr. Fitzgerald received his B.S. in Business Administration and Accounting from Bucknell University. He previously served as Co-Chair of the Biotechnology Innovation Organization’s CFO/Tax Committee, which lobbied for capital markets and tax reforms in support of the life science industry. Mr. Fitzgerald is a member of the American and Pennsylvania Institutes of Public Accounting and a current Board member of the Bucknell University Alumni Association Board of Directors and serves on the Finance Committee of FORCE BLUE TEAM.ORG.

Louis Buffalino, 66, is our Chief Operating Officer and a member of our Board of Directors and has over 30 years of experience in real estate services, project and development services, facility services and capital markets. Mr. Buffalino is currently an Independent Board Member for Blink Charging Company (NASDAQ: BLNK), an owner, operator and provider of electric vehicle charging equipment and networked electric vehicle charging services.

The business is designed to accelerate the adoption of public electric vehicle charging. Mr. Buffalino is also a Senior Vice President at Cushman & Wakefield’s (NYSE: CWK) New York office where he is instrumental in cultivating new relationships in domestic and international markets. Before Cushman & Wakefield, Mr. Buffalino served as a Senior Vice President and First Vice President for JLL (NYSE: JLL) and CBRE (NYSE: CBRE) respectively. Mr. Buffalino graduated from Providence College with a B.A. in Political Science.

Ankur Dhanuka, 33, is our Chief Technology Officer and has almost a decade of experience in the Energy sector, specifically clean energy technologies (nuclear, solar, wind, storage, bio-mass, waste-to-energy, and electric vehicles). Mr. Dhanuka is a clean energy technology and policy expert currently working at Harvard University’s Belfer Center to identify clean energy technologies that will facilitate deep-decarbonization in the US by 2050. He is also leading a feasibility assessment of Electric Vehicles, renewables, storage, and carbon-capture technologies to achieve 5GT+ CO2e emissions reduction. Previously, Mr. Dhanuka served as a Manager for Indian Oil Corporation Limited, India, having led several clean energy initiatives such as solar, wind, nuclear and energy storage. He recently graduated with a Master’s degree in Public Policy with a concentration in Business and Government from Harvard University’s John F. Kennedy School of Government. During his time at the Kennedy School, Mr. Dhanuka served as a Summer Associate for Walmart in their Renewable Energy Origination: Technology and Policy Innovation program in addition to advising the Government of Jharkhand, India on climate change policy and advising the London’s Transport Department for transition to clean mobility by 2040. Mr. Dhanuka earned his Bachelor of Engineering (B.E.) in Electrical and Electronics Engineering from the Birla Institute of Technology, Mesra.

Jon Najarian, 62, is the Chairman of our Board of Directors, and has 38 years of experience in the securities and futures markets. Mr. Najarian is the Co-Founder of Market Rebellion (previously Investitute and OptionMonster), in addition to his active role as a paid contributor to CNBC Business Television. Previously, Mr. Najarian co-founded TradeMonster, a securities and futures brokerage as well as education and subscription businesses. He went on to sell the brokerage portion of TradeMonster to E*TRADE Financial Corp. (NASDAQ: ETFC). Prior to TradeMonster, Mr. Najarian owned Mercury Trading, a market-making firm at the Chicago Board Options Exchange (CBOE), which he eventually sold to Citadel, one of the world’s largest hedge funds. During that time Mr. Najarian developed the Heat Seeker algorithm, a framework used to identify unusual activity in stock, options and futures markets. Mr. Najarian previously worked as a trader and Partner for Letco, where he ran spreading operations and oversaw risk for 10 traders. He began his financial career working on the floor of the Chicago Board of Options Exchange. Mr. Najarian attended Gusavus Adolphus College where he played football, and went on to play linebacker for the Chicago Bears.

Governor Bill Richardson, 73, has been the Vice Chairman of our Board of Directors since February 2021. After his second term of governorship ended in 2011, Governor Richardson joined the boards of Global Political Strategies (an APCO Worldwide company), the World Resources Institute, the National Council for Science and the Environment, and was on the international advisory board for Abengoa. In 2012, he joined the advisory boards of Grow Energy and Refugees International in addition to becoming Chairman of the Board of Directors of Car Charging Group, the largest independent owner and operator of public electric vehicle charging stations in the United States. Governor Bill Richardson served as governor of New Mexico from January 2003 to January 2011. He held the position of Secretary of the United States Department of Energy from August 1998 to January 2001. In February 1997, Governor Richardson became the United States Ambassador to the United Nations, serving until moving onto the Department of Energy in August 1998. He was a member of the U.S. House of Representatives from New Mexico’s 3rd district from January 1983 to February 1997. Governor Richardson graduated from Tufts University in 1970 and the Fletcher School of Law & Diplomacy in 1971. Governor Richardson is qualified to serve as Vice Chairman of the Board of Directors based on his political experience within the clean energy sector.

Brendan Riley, 47, is a member of our Board of Directors and our Senior Electric Vehicle Advisor. Mr. Riley has over 25 years of experience in Business Development, Sales Strategy and Operations and is currently the President, and board member, of GreenPower Motor Company (NASDAQ: GP), a company that designs, builds and sells medium and heavy duty electric vehicles such as buses and trucks. Previously, Mr. Riley was the North American Vice President of BYD Motors (Build Your Dreams), where he ran multiple electric vehicle business units including the material handling, truck and the bus groups. At BYD, Mr. Riley secured the largest privately funded electric bus contract in North America two years in a row. Mr. Riley started his career at PTB Sales, where he worked for 15 years and held the position of Vice President of Sales and Marketing.

Britt E. Ide, 49, is a member of our Board of Directors and has almost 30 years of experience as an engineer, lawyer and business leader working on all sides of energy issues. Ms. Ide is currently Chief Executive Officer of Ide Energy & Strategy, where she consults on energy, sustainability, and ESG. Ms. Ide serves on the Board of Directors and the Operations and Governance Committees of NorthWestern Energy (Nasdaq: NWE), a gas and electric utility. Additionally, Ms. Ide serves on the Advisory Board of 3Degrees, a Bay Area based BCorp that helps businesses (including Duke Energy, Lyft and Microsoft) meet their climate goals. She is also a Clean Energy Board Member for a US Department of Energy/MIT/Stanford collaboration. Ms. Ide was named to the Fulbright Roster of Specialists and was an invited speaker in Santiago, Chile on climate and corporate governance to the Columbia University Global Center, the Chilean Department of Energy and corporate directors. Her current nonprofit board service includes the Energy Policy Institute, a DOE National Laboratory collaboration with four universities. Ms. Britt holds a B.S. in Mechanical Engineering, an M.S. in Environmental Engineering, and a J.D.

Jonas Grossman, 46, is a member of our Board of Directors and has served as managing partner and head of capital markets for Chardan since December 2003, and has additionally served as president of Chardan since September 2015. With nearly two decades of transactional and special acquisition company expertise, Mr. Grossman has led or managed more than 400 transactions, including providing underwriting and business combination advisory services to more than 80 special purpose acquisition companies in a variety of industries. Mr. Grossman has been a founder and member of the board of four special purpose acquisition companies, of which on two he also has served as chief executive officer and president. Since April 2020, Mr. Grossman has served as the president and chief executive officer of Chardan Healthcare Acquisition 2 Corp. He served as president and chief executive officer of Chardan Healthcare Acquisition Corp. from March 2018 until its merger in October 2019 with BiomX Ltd. (NYSE: PHGE). Mr. Grossman is currently a director of BiomX. Mr. Grossman was a founder and director of LifeSci Acquisition Corp. from March 2020 until the close of its business combination with Vincera Pharma, Inc. in December of 2020. He has served as a director to Ventoux CCM Acquisition Corp. since December 2020. Mr. Grossman holds a B.A. in Economics from Cornell University and an M.B.A. from NYU’s Stern School of Business. He has served on the board of directors for UNICEF since December 2016.

Douglas Cole, 62, is a member of our Board of Directors and our Senior Renewable Advisor. Mr. Cole is currently the CEO of American Battery Technology Company (OTCMKTS: ABML). As CEO, he works with the team to create, plan, implement, and integrate the strategic direction of the company. He also serves as Chairman of the Board to execute on initiatives, notably the lithium-ion battery recycling and extraction technologies, and environmentally sustainable primary resource production. Mr. Cole has been a Partner overseeing all ongoing deal activities with Objective Equity LLC since 2005, a boutique investment bank focused on the high technology, data analytics and the mining sector. He also currently serves on the Board of Directors of eWellness Healthcare Corporation (OTCMKTS: EWLL). Previously, Mr. Cole has held various executive roles, including Chairman, Executive Vice Chairman, Chief Executive Officer and President of multiple public corporations. During the period between 1991 and 1996 he was the CEO of HealthSoft and he also founded and operated Great Bear Technology, which acquired Sony Image Soft and Starpress, then went public and eventually sold to GraphixZone. In 1995, Mr. Cole was honored by NEA, a leading venture capital firm, as CEO of the year. In 1997 he became CEO of NetAmerica until merging in 1999. Since graduating from the university, he has been highly active with the University of California, Berkeley, mentoring early-stage technology companies. He obtained his BA in Social Sciences from UC Berkeley. Mr. Cole Doug has extensive experience in global M&A and global distributions. He obtained his BA in Social Sciences from UC Berkeley.

Advisors

The following persons have agreed to act as our advisors, but they have no fiduciary obligation to us and are not obligated to provide us with any advice or service

Allen “Al” R. Weiss, 67, is one of our Senior Advisors and has over four decades of experience in the entertainment industry. As a former consultant at Apollo Capital Management, a private equity firm, Mr. Weiss was involved in company analyses to support potential acquisitions and management. Mr. Weiss had a 39-year career at

Disney, his last position being President of Worldwide Operations for Disney’s $10 Billion+/95,000 employee Walt Disney Parks and Resorts business. He was responsible for the company’s theme parks and resorts including the Walt Disney World Resort, Disneyland Resort, and Disneyland Resort Paris, Disney Cruise Line, Disney Vacation Club, “Adventures by Disney”, and the line-of-business responsibility for Hong Kong Disneyland Resort and Tokyo Disney Resort. During his tenure as President, Mr. Weiss directed the largest resort expansion in Walt Disney World history, resulting in double-digit percentage revenue growth, seven consecutive years of record revenues and higher profits. He began his career at Disney as a teenager in cash control. Mr. Weiss serves on the Alticor (Amway) Board of Directors and the Diamond Resorts International Board of Directors. He previously served on the Metro Orlando Economic Development Commission Governor’s Council, was a National Board Member of the Sanford-Burnham Medical Research Institute and was appointed by the U.S. Commerce Secretary as a founding member to the Corporation for Travel Promotion Board of Directors. Mr. Weiss earned a bachelor’s degree from the University of Central Florida and an MBA from Rollins College.

Dan W. Reicher, 64, is our Senior Climate Advisor, and has over 35 years of industry experience as an entrepreneur, policymaker, lawyer and educator focused on clean energy and climate change. Mr. Reicher has served three U.S. presidents, testified before the U.S. Congress more than 50 times, led the launch of Google’s groundbreaking climate and clean energy work, oversaw a $1.2 billion annual clean energy R&D budget as U.S. Assistant Secretary of Energy, and co-founded the nation’s first investment firm focused exclusively on renewable energy project finance. He is currently a Partner in the Climate Adaptive Infrastructure Fund, a sustainable energy/water/transportation infrastructure investment firm and also Senior Research Scholar at Stanford University’s Woods Institute for the Environment, a hub for interdisciplinary environmental and sustainability research. Mr. Reicher also serves as a Board Member of the Interstate Renewable Energy Council and American Rivers. Mr. Reicher holds a B.A. in biology from Dartmouth College and a J.D. from Stanford Law School and also studied at Harvard’s Kennedy School of Government and MIT.

CleanTech Sponsor has agreed with one of its members to re-nominate each of our current directors for any election of directors we hold prior to the closing of our initial business combination, and that it will vote in favor of the election of such persons.

Number and Terms of Office of Officers and Directors

Upon consummation of this offering, our board of directors will have seven members, five of whom will be deemed “independent” under SEC and Nasdaq rules. We may not hold an annual meeting of stockholders until after we consummate our initial business combination.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our directors may consist of a chairman of the board, and that our officers may consist of chief executive officer, president, chief financial officer, executive vice president(s), vice president(s), secretary, treasurer and such other officers as may be determined by the board of directors.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the completion of our initial business combination with a target business, we will pay to Chardan Capital Markets, LLC, an affiliate of CleanTech Investments, a fee of $10,000 per month for providing us with office space and certain office and secretarial services. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination. No compensation or fees of any kind, including finder’s fees, consulting fees and other similar fees, will be paid to our insiders or any of the members of our management team, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

Director Independence

Nasdaq listing standards require that within one year of the listing of our securities on the Nasdaq Capital Market we have at least three independent directors and that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that five are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We will only enter into a business combination if it is approved by a majority of our independent directors. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related party transactions must be approved by our audit committee and a majority of disinterested directors.

Audit Committee

Effective as of the date of this prospectus, we have established an audit committee of the board of directors, which will consist of Mr. Jonas Grossman, Mr. Brendan Riley and Ms. Britt Ide, each of whom is an independent director. Mr. Grossman will serve as chairman of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•        reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•        discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•        discussing with management major risk assessment and risk management policies;

•        monitoring the independence of the independent auditor;

•        verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•        reviewing and approving all related party transactions;

•        inquiring and discussing with management our compliance with applicable laws and regulations;

•        pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•        appointing or replacing the independent auditor;

•        determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•        approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Grossman qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating and Corporate Governance Committee

Effective as of the date of this prospectus, we have established a nominating and corporate governance committee of the board of directors, which will consist of Mr. Douglas Cole and Mr. Jon Najarian, each of whom is an independent director under Nasdaq’s listing standards. Mr. Cole is the Chairperson of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating and corporate governance committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating and Corporate Governance Committee Charter, generally provide that persons to be nominated:

•        should have demonstrated notable or significant achievements in business, education or public service;

•        should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•        should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating and corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating and corporate governance committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we have established a compensation committee of the board of directors consisting of Mr. Douglas Cole and Mr. Jon Najarian, each of whom is an independent director. Mr. Cole will serve as chairman of the compensation committee. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving the compensation of all of our other executive officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser, and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Compensation Committee Interlocks and Insider Participation

None of our directors who currently serve as members of our compensation committee is, or has at any time in the past been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee of any other entity that has one or more executive officers serving on our board of directors. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors of any other entity that has one or more executive officers serving on our compensation committee.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

•        None of our officers and directors is required to commit their full time to our affairs, and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•        Unless we consummate our initial business combination, our officers, directors and other insiders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account.

•        The insider shares beneficially owned by our officers and directors will be released from escrow only if our initial business combination is successfully completed. Additionally, if we are unable to complete an initial business combination within the required time frame, our officers and directors will not be entitled to receive any amounts held in the trust account with respect to any of their insider shares or private warrants. Furthermore, CleanTech Sponsor and CleanTech Investments have agreed that the private warrants will not be sold or transferred by it until after we have completed our initial business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effect our initial business combination.

•        We have engaged Chardan Capital Markets, LLC as an advisor in connection with our initial business combination, pursuant to the business combination marketing agreement described under “Underwriting (Conflicts of Interest) — Business Combination Marketing Agreement.” We will pay Chardan Capital Markets, LLC a marketing fee for such services upon the consummation of our initial business combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of this offering including any proceeds from the full or partial exercise of the over-allotment option, or $8,750,000 if the underwriters’ over-allotment option is not exercised (or $10,062,500 if the underwriters’ over-allotment option is exercised in full). As a result, Chardan Capital Markets, LLC will not be entitled to such fee unless we consummate our initial business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•        the corporation could financially undertake the opportunity;

•        the opportunity is within the corporation’s line of business; and

•        it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. In order to minimize potential conflicts of interest which may arise from multiple affiliations, our officers and directors (other than our independent directors) have agreed to present to us for our consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of: (1) our consummation of an initial business combination and (2) 10 months (or up to 19 months, as applicable) from the date of this prospectus. This agreement is, however, subject to any pre-existing fiduciary and contractual obligations such officer or director may from time to time have to another entity. Accordingly, if any of them becomes aware of a business combination opportunity which is suitable for an entity to which he or she has pre-existing fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the pre-existing fiduciary duties or contractual obligations of our officers and directors will materially undermine our ability to complete our business combination because in most cases the affiliated companies are closely held entities controlled by the officer or director or the nature of the affiliated company’s business is such that it is unlikely that a conflict will arise.

Furthermore, Mr. Grossman is a director of each Ventoux CCM Acquisition Corp. and Chardan Healthcare Acquisition 2 Corp., and an officer of Chardan Healthcare Acquisition 2 Corp. Ventoux CCM Acquisition Corp. is a $172.5 million, 18-month hospitality focused special acquisition company that is seeking a target for a business combination. Chardan Healthcare Acquisition 2 Corp. is a $86.2 million, 24-month healthcare focused special purpose acquisition company that announced a business combination with Renovacor, Inc. in March 2021. These entities may have priority over us in connection with potential target business identified by each of them. These affiliations may limit the number of potential targets these individuals present to us for purposes of completing a business combination.

The following table summarizes the current material pre-existing fiduciary or contractual obligations of our officers, directors and director nominees:

Name of Individual	Name of Affiliated Company	Entity’s Business	Affiliation
Eli Spiro	Axxcess Capital Partners	Investment Banking	Chief Executive Officer
Louis Buffalino	Blink Charging Company	EV charging equipment	Chief Operating Officer
	Cushman & Wakefield	Commercial Real Estate	Senior Vice President
Jon Najarian	Market Rebellion	Individual Investing	Co-founder
Brendan Riley	GreenPower Motor Company	EV design and manufacture	President and director
Britt E. Ide	Ide Energy & Strategy	Energy, sustainability, and ESG consulting	Chief Executive Officer
	NorthWestern Energy	Gas and electric utility	Director
Jonas Grossman	Chardan International Investments, LLC	Co-Sponsor	Managing Member
	Chardan Capital Markets, LLC	Investment bank	President, Partner and Head of Capital Markets
	BiomX, Inc.	Pre-clinical microbiome company developing both natural and engineered phage-based therapies for acne and chronic diseases	Director
	Chardan Healthcare Acquisition 2 Corp.	Blank check company	Chief Executive Officer and President, Director
	Cornix Advisors, LLC	Hedge fund	Founding Partner
Douglas Cole	American Battery Technology Company	Battery Recycling	Chief Executive Officer
	Objective Equity LLC	Investment Bank	Partner
	eWellness Healthcare Corporation	Tele-medicine	Director

Our insiders, including our officers and directors, have agreed to vote any shares of common stock held by them in favor of our initial business combination. In addition, they have agreed to waive their respective rights to receive any amounts held in the trust account with respect to their insider shares if we are unable to complete our initial business combination within the required time frame. If they purchase shares of common stock in this offering or in the open market, however, they would be entitled to receive their pro rata share of the amounts held in the trust account if we are unable to complete our initial business combination within the required time frame, but have agreed not to convert such shares in connection with the consummation of our initial business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our disinterested independent directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or other insiders, unless we have obtained (i) an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors. In no event will our insiders or any of the members of our management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

Limitation on Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages resulting from breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. Notwithstanding the foregoing, as set forth in our certificate of incorporation, such indemnification will not extend to any claims our insiders may make to us to cover any loss that they may sustain as a result of their agreement to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us as described elsewhere in this prospectus.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in accordance with the terms of such policy and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this prospectus and as adjusted to reflect the sale of our shares of common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•        each person known by us to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock;

•        each of our officers and directors; and

•        all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of any shares of common stock issuable upon exercise of the warrants, as the warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering			After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Shares of Common Stock	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of Common Stock
Eli Spiro	4,591,667	(3)	63.9%	3,966,667	12.7%
Bill Richardson	100,000		*	100,000	*
Jon Najarian	50,000		*	50,000	*
Jonas Grossman	2,295,833	(4)	31.9%	1,983,333	6.4%
Brendan Riley	30,000		*	30,000	*
Douglas Cole	30,000		*	30,000	*
Brit Ide	30,000		*	30,000	*
Allen Weiss	30,000		*	30,000	*
Dan Reicher	30,000		*	30,000	*
All officers and directors as a group (9 individuals)	7,187,500		100%	6,250,000	20.0%
CleanTech Sponsor I LLC(5)	4,591,667		63.9%	3,966,6674	12.7%
CleanTech Investments	2,295,833	(4)	31.9%	1,983,333	6.4%

____________

*        Less than 1%.

(1)      The business address of each of the individuals is c/o CleanTech Acquisition Corp., 207 West 25th Street, 9th Floor, New York, NY 10001.

(2)      Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 937,500 shares of common stock held by our initial stockholders.

(3)      Consists of shares of common stock owned by CleanTech Sponsor I LLC, for which Eli Spiro is the managing member.

(4)      Consists of shares of common stock owned by CleanTech Investments, for which Jonas Grossman is the managing member. CleanTech Investments is an affiliate of Chardan Capital Markets, LLC, the representative of the underwriters in this offering.

(5)      Eli Spiro is the managing member of CleanTech Sponsor I LLC.

Immediately after this offering, our initial stockholders will beneficially own 20% of the then issued and outstanding shares of common stock (assuming none of them purchase any units offered by this prospectus). In addition, certain affiliates of our sponsor have expressed an interest in purchasing up to 20% of the units being sold in this offering, although no commitment for such purchases have been made. Because of the ownership block held by our initial stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, our initial stockholders will have up to an aggregate 937,500 shares of common stock subject to forfeiture. Only a number of shares necessary to maintain our initial stockholders’ collective 20% ownership interest in our shares of common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option will be forfeited.

All of the insider shares issued and outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until (1) with respect to 50% of the insider shares, the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, and (2) with respect to the remaining 50% of the insider shares, six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares for cash, securities or other property. Up to 937,500 of the insider shares may also be released from escrow earlier than this date for forfeiture and cancellation if the over-allotment option is not exercised in full as described above.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (1) to any persons (including their affiliates and stockholders) participating in the private placement of the private warrants, officers, directors, stockholders, employees and members of our co-sponsors and their affiliates, (2) amongst initial stockholders or to our officers, directors and employees, (3) if a holder is an entity, as a distribution to its, partners, stockholders or members upon its liquidation, (4) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, for estate planning purposes, (5) by virtue of the laws of descent and distribution upon death, (6) pursuant to a qualified domestic relations order, (7) by certain pledges to secure obligations incurred in connection with purchases of our securities, (8) by private sales at prices no greater than the price at which the shares were originally purchased or (9) for the cancellation of up to 937,500 shares of common stock subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part or in connection with the consummation of our initial business combination, in each case (except for clause 9 or with our prior consent) where the transferee agrees to the terms of the escrow agreement and the insider letter, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate the trust account, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to their insider shares.

The private warrants and any shares of common stock issued upon conversion or exercise thereof are subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by CleanTech Sponsor, CleanTech Investments, officers, directors and advisors of the Company. Those lock-up provisions provide that such securities are not transferable or salable until 30 days after the completion of our initial business combination, except (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of CleanTech Sponsor or CleanTech Investments, or any affiliates of CleanTech Sponsor or CleanTech Investments; (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) in the event of our liquidation prior to the completion of our initial business combination; or (g) by virtue of the laws of Delaware or the applicable limited liability company agreement upon dissolution of CleanTech Sponsor or CleanTech Investments, provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements and by the same agreements entered into by CleanTech Sponsor, CleanTech Investments, officers, directors and advisors of the Company, as the case may be, with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions described elsewhere in this prospectus).

CleanTech Sponsor, our co-sponsor and an affiliate of certain of our directors and officers, has committed to purchase from us an aggregate of 4,666,667 warrants (or 5,166,667 warrants if the over-allotment option is exercised in full), and CleanTech Investments, our co-sponsor and an affiliate of one of our directors and Chardan Capital Markets, LLC, has committed to purchase from us an aggregate of 2,333,333 warrants (or 2,583,333 warrants if the over-allotment option is exercised in full), or “private warrants,” at $1.00 per private warrant for a total purchase price of $7,000,000 (or $7,750,000 if the over-allotment option is exercised in full). Each private warrant is exercisable for one (1) share of common stock at an exercise price of $11.50 per share. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Of the $7,000,000 (or $7,750,000 if the over-allotment option is exercised in full) we will receive from the sale of the private warrants, $5,500,000 (or $6,250,000 if the over-allotment option is exercised in full) will be used for offering expenses and $1,500,000 will be used for working capital. If we do not complete our initial business combination within 10 months (or up to 19 months, as applicable) from the closing of this offering, the proceeds from the sale of the private warrants will be included in the liquidating distribution to the holders of our public shares. The private warrants are identical to the warrants sold as part of the public units in this offering except that (i) each private warrant is exercisable for one share of common stock at an exercise price of $11.50 per share, and (ii) the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. The private warrants purchased by CleanTech Investments will not be exercisable more than five years from the effective date of the registration statement, of which this prospectus forms a part, in accordance with FINRA Rule 5110(g)(8), as long as Chardan Capital Markets, LLC or any of its related persons beneficially own these private warrants.

In order to meet our working capital needs following the consummation of this offering, our initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private warrants to purchase shares of common stock at a conversion price of $1.00 per private warrant (which, for example, would result in the holders being issued private warrants to purchase 500,000 shares of common stock if $500,000 of notes were so converted). Such private warrants will be identical to the private warrants to be issued at the closing of this offering. Our stockholders have approved the issuance of the private warrants and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans will not be repaid. Loans made by Chardan Capital Markets, LLC or any of its related persons will not be convertible into private warrants and Chardan Capital Markets, LLC or any of its related persons will have no recourse with respect to their ability to convert their loans into private warrants. On March 1, 2021, CleanTech Investments LLC agreed to loan the Company an aggregate of up to $250,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the closing of the Proposed Public Offering or the date on which the Company determines not to proceed with the Proposed Public Offering. As of March 31, 2021, there were no borrowings outstanding under the Promissory Note.

Each of CleanTech Sponsor I LLC and CleanTech Investments is a “promoter,” as that term is defined under the federal securities laws.

CERTAIN TRANSACTIONS

In July 2020, CleanTech Investments paid $25,000 for 5,000,000 shares of our common stock, which we call “insider” or “founder shares”. On February 15, 2021, we effected an 1.4375-for-1 split of the outstanding founders shares, resulting in CleanTech Investments owning 7,187,500 shares. On February 16, 2021, CleanTech Sponsor paid $16,667 to us, which amount was paid to CleanTech Investments to cancel 4,791,667 of its founder shares that it previously held and immediately thereafter we issued 4,791,667 founders shares to CleanTech Sponsor. As a result, CleanTech Sponsor owns 4,791,667 founders shares and CleanTech Investments owns 2,395,833 founder shares. The founder shares include an aggregate of up to 937,500 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders have agreed that up to an aggregate of 937,500 shares of common stock in proportion to the portion of the over-allotment option that was not exercised are subject to forfeiture and would be immediately cancelled.

If the underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share capitalizations or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholder’s ownership at 20% of the number of shares issued and outstanding after the closing of this offering.

CleanTech Sponsor, our co-sponsor and an affiliate of certain of our directors and officers, has committed to purchase from us an aggregate of 4,666,667 warrants (or 5,166,667 warrants if the over-allotment option is exercised in full), and CleanTech Investments, our co-sponsor and an affiliate of one of our directors and Chardan Capital Markets, LLC, has committed to purchase from us an aggregate of 2,333,333 warrants (or 2,583,333 warrants if the over-allotment option is exercised in full), or “private warrants,” at $1.00 per private warrant for a total purchase price of $7,000,000 (or $7,750,000 if the over-allotment option is exercised in full). Each private warrant is exercisable for one (1) share of common stock at an exercise price of $11.50 per share. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Of the $7,000,000 (or $7,750,000 if the over-allotment option is exercised in full) we will receive from the sale of the private warrants, $5,500,000 (or $6,250,000 if the over-allotment option is exercised in full) will be used for offering expenses and $1,500,000 will be used for working capital, the remaining funds will be placed in the trust account. If we do not complete our initial business combination within 10 months (or up to 19 months, as applicable) from the closing of this offering, the proceeds from the sale of the private warrants will be included in the liquidating distribution to the holders of our public shares. The private warrants are identical to the warrants sold as part of the public units in this offering except that (i) each private warrant is exercisable for one share of common stock at an exercise price of $11.50 per share, and (ii) the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees.

In order to meet our working capital needs following the consummation of this offering, our initial stockholders, officers and directors and their respective affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private warrants to purchase shares of common stock at a conversion price of $1.00 per private warrant (which, for example, would result in the holders being issued private warrants to purchase 500,000 shares of common stock if $500,000 of notes were so converted). Such private warrants will be identical to the private warrants to be issued at the closing of this offering. Our stockholders have approved the issuance of the private warrants and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans would not be repaid. Loans made by Chardan Capital Markets, LLC or any of its related persons will not be convertible into private warrants and Chardan Capital Markets, LLC or any of its related persons will have no recourse with respect to their ability to convert their loans into private warrants. On March 1, 2021, CleanTech Investments LLC agreed to loan the Company an aggregate of up to $250,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the closing of the Proposed Public Offering or the date on which the Company determines not to proceed with the Proposed Public Offering. As of March 31, 2021, there were no borrowings outstanding under the Promissory Note.

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private warrants (and all underlying securities), will be entitled to registration and stockholder rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. Chardan Capital Markets, LLC and its related persons may not, with respect to the private warrants (and the shares that are issuable upon exercise of the private warrants) purchased by CleanTech Investments, (i) have more than one demand registration right at our expense, (ii) exercise their demand registration rights more than five (5) years from the effective date of the registration statement of which this prospectus forms a part, and (iii) exercise their “piggy-back” registration rights more than seven (7) years from the effective date of the registration statement of which this prospectus forms a part, as long as Chardan Capital Markets, LLC or any of its related persons are beneficial owners of private warrants.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to any initial stockholder or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

No compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our initial stockholders, officers or directors who owned our shares of common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

We will enter into indemnity agreements with each of our officers and directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified to the fullest extent permitted by applicable law and our amended and restated certificate of incorporation.

We will also pay to Chardan Capital Markets, LLC, the representative of the underwriters in this offering and an affiliate of one of our co-sponsors, an underwriting discount of $0.20 per unit purchased by it in this offering, which is $5,000,00 (or $5,750,000 if the underwriters’ over-allotment option is exercised in full). We have also engaged Chardan Capital Markets, LLC as an advisor in connection with our business combination, pursuant to the Business Combination Marketing Agreement described under “Underwriting (Conflicts of Interest) — Business Combination Marketing Agreement.” We will pay Chardan Capital Markets, LLC the marketing fee for such services upon the consummation of our initial business combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of this offering, including any proceeds from the full or partial exercise of the underwriters’ over-allotment option. As a result, Chardan Capital Markets, LLC will not be entitled to such fee unless we consummate our initial business combination. The marketing fee payable to Chardan Capital Markets, LLC upon consummation of the initial business combination is $8,750,000 (or $10,062,500 if the underwriters’ over-allotment option is exercised in full). Mr. Grossman, who is one of our directors, is affiliated with Chardan Capital Markets, LLC.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of our disinterested independent directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested independent directors (or, if there are no independent directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics, which we will adopt upon consummation of this offering, will require us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our disinterested independent directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors or initial stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

DESCRIPTION OF SECURITIES

General

Pursuant to our amended certificate of incorporation, our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 7,187,500 shares of common stock are issued and outstanding, held by our co-sponsors, our directors, and affiliates of our management team and directors. No preferred shares are issued or outstanding.

Units

Each unit consists of one share of common stock and one-half of one warrant. Each whole warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per whole share, subject to adjustment as described in this prospectus. We will not issue fractional securities. As a result, you must have 2 units to receive one warrants. Each private warrant entitles the holder thereof to purchase one share of common stock. Each warrant will become exercisable on the later of one year after the closing of this offering or the consummation of an initial business combination, and will expire five years after the completion of an initial business combination, or earlier upon redemption. The private warrants purchased by CleanTech Investments will not be exercisable more than five years from the effective date of the registration statement, of which this prospectus forms a part, in accordance with FINRA Rule 5110(g)(8), as long as Chardan Capital Markets, LLC or any of its related persons beneficially own these private warrants.

The shares of common stock and warrants comprising the units will not be separately traded until 90 days after the effective date of this prospectus unless Chardan informs us of its decision to allow earlier separate trading, but in no event will the shares of common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will reflect proceeds we received from the exercise of the over-allotment option if such option is exercised prior to the filing of the Current Report on Form 8-K. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

Our holders of record of our common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve our initial business combination, our insiders, officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering, including both the insider shares and any shares acquired in this offering or following this offering in the open market, in favor of the proposed business combination.

We will consummate our initial business combination only if public stockholders do not exercise conversion rights in an amount that would cause our net tangible assets to be less than $5,000,001 and a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

Pursuant to our certificate of incorporation, if we do not consummate our initial business combination within 10 months (or up to 19 months, as applicable) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our insiders have agreed to waive their rights to share in any distribution with respect to their insider shares. However, if we anticipate that we may not be able to consummate our initial business combination within 10 months, our initial stockholders or their affiliates may, but are not obligated to, extend the period of time to consummate an initial business combination 3 times by an additional three months each time (for a total of up to 19 months to complete an initial business combination) without the need for a separate stockholder vote. Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, the only way to extend the time available for us to consummate our initial business combination without the need for a separate stockholder vote is for our initial stockholders or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, to deposit into the trust account $2,500,000, or $2,875,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per public share, or an aggregate of $7,500,000 (or $8,625,000 if the over-allotment option is exercised in full) if extended for each of the full three months), on or prior to the date of the applicable deadline. Pursuant to our amended and restated certificate of incorporation and the trust agreement, if such funds are not deposited, the time to complete an initial business combination cannot be extended unless our stockholders otherwise approve an extension on different terms. In the event that they elected to extend the time to complete our initial business combination and deposited the applicable amount of money into trust, the initial stockholders would receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such note would be paid upon consummation of our initial business combination. In the event that we receive notice from our insiders five days prior to the applicable deadline of their intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to sell their shares to us in any tender offer or have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed. In order for a public stockholder to have his, her or its shares redeemed for cash in connection with any proposed business combination, we may require that the public stockholders vote either in favor of or against a proposed business combination. If required to vote pursuant to the procedures specified in our proxy statement to stockholders relating to the business combination, and a public stockholder fails to vote in favor of or against the proposed business combination, whether that stockholder abstains from the vote or simply does not vote, that stockholder would not be able to have his, her or its shares of common stock redeemed to cash in connection with such business combination.

If we hold a stockholder vote to amend any provisions of our certificate of incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes or for working capital purposes, divided by the number of then outstanding public shares, in connection with any such vote. In either of such events, converting stockholders would be paid their pro rata portion of the trust account promptly following consummation of the business combination or the approval of the amendment to the certificate of incorporation. If the business combination is not consummated or the amendment is not approved, stockholders will not be paid such amounts.

Preferred Stock

There are no shares of preferred stock outstanding. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we reserve the right to do so in the future.

Warrants

No warrants are currently outstanding. Each whole public warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per whole share, subject to adjustment as described below, at any time commencing on the later of one year after the closing of this offering or the consummation of an initial business combination. However, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within 120 days from the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The warrants will expire five years from the closing of our initial business combination at 5:00 p.m., New York City time.

The private warrants will be identical to the public warrants underlying the units being offered by this prospectus except that (i) each private warrant is exercisable for one share of common stock at an exercise price of $11.50 per share, and (ii) such private warrants will be exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. The private warrants purchased by CleanTech Investments will not be exercisable more than five years from the effective date of the registration statement, of which this prospectus forms a part, in accordance with FINRA Rule 5110(g)(8), as long as Chardan Capital Markets, LLC or any of its related persons beneficially own these private warrants.

We may call the outstanding warrants for redemption (excluding the private warrants but including any warrants already issued upon exercise of the unit purchase option), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the reported last sale price of the shares of common stock equals or exceeds $16.50 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders, and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our common shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. In addition, if we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a newly issued price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial stockholders or their affiliates, without taking into account any founder shares or private warrants held by them, as applicable, prior to such issuance), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price and the $16.50 per share redemption trigger price described below under will be adjusted (to the nearest cent) to be equal to 165% of the market value (the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day prior to the consummation of an initial business combination).

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no public warrants will be exercisable for cash, and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants, and we will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited, and the warrants may expire worthless.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.99% or 9.99% (or such other amount as a holder may specify) of common stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Contractual Arrangements with respect to the Certain Warrants

We have agreed that so long as the private warrants are still held by the initial purchasers or their affiliates, we will not redeem such warrants, and we will allow the holders to exercise such warrants on a cashless basis (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective). However, once any of the foregoing warrants are transferred from the initial purchasers or their affiliates, these arrangements will no longer apply. Furthermore, because the private warrants will be issued in a private transaction, the holders and their transferees will be allowed to exercise the private warrants for cash even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective and receive unregistered shares of common stock.

Dividends

We have not paid any cash dividends on our shares of common stock to date, and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our shares of common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

We have opted out of Section 203 of the Delaware General Corporate Law, or the DGCL. However, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•        prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•        upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•        at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 662/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 20% or more of our voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our amended and restated certificate of incorporation provides that our co-sponsors and their respective affiliates, any of their respective direct or indirect transferees of at least 20% of our outstanding common stock and any group as to which such persons are party to, do not constitute “interested stockholders” for purposes of this provision.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of our company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of our company to our company or our stockholders, (3) action asserting a claim arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our bylaws, or (4) action asserting a claim governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Notwithstanding the foregoing, the inclusion of such provision in our amended and restated certificate of incorporation will not be deemed to be a waiver of our obligation to comply with federal securities laws, rules and regulations, and the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Furthermore, the enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

SECURITIES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 31,250,000 shares of common stock issued and outstanding, or 35,937,500 shares of common stock if the over-allotment option is exercised in full. Of these shares, the 25,000,000 shares sold in this offering, or 28,750,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares will not be transferable except in limited circumstances described elsewhere in this prospectus.

Rule 144

A person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•        1% of the number of shares of common stock then issued and outstanding, which will equal 312,500 shares immediately after this offering (or 359,375 if the over-allotment option is exercised in full); and

•        The average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our initial stockholders will be able to sell their insider shares freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Registration and Stockholder Rights

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private warrants (and underlying securities), will be entitled to registration and stockholder rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private warrants (and underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. Chardan Capital Markets, LLC and its related persons may not, with respect to the private warrants (and the shares that are issuable upon exercise of the private warrants) purchased by CleanTech Investments, (i) have more than one demand registration right at our expense, (ii) exercise their demand registration rights more than five (5) years from the effective date of the registration statement of which this prospectus forms a part, and (iii) exercise their “piggy-back” registration rights more than seven (7) years from the effective date of the registration statement of which this prospectus forms a part, as long as Chardan Capital Markets, LLC or any of its related persons are beneficial owners of private warrants.

UNDERWRITING (CONFLICTS OF INTEREST)

We intend to offer our securities described in this prospectus through the underwriters named below. Chardan Capital Markets, LLC is the representative for the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase from us the number of units listed next to its name in the following table:

Underwriter	Number of Units
Chardan Capital Markets, LLC
B. Riley Securities, Inc.
Total	25,000,000

A copy of the form of underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Listing of our Securities

We intend to apply to list our units, shares of common stock and warrants on Nasdaq under the symbols “CLAQU,” “CLAQ” and “CLAQW,” respectively. We expect that our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date that our shares of common stock and warrants are eligible to trade separately, we anticipate that our shares of common stock and warrants will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will continue to be listed on Nasdaq after this offering.

Over-allotment Option

We have granted the underwriters an option to buy up to 3,750,000 additional units. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional units approximately in proportion to the amounts specified in the table above.

Commissions and Discounts

Units sold by the underwriters to the public will initially be offered at the offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $[•] per unit from the public offering price. Any of these securities dealers may resell any units purchased from the underwriters to other brokers or dealers at a discount of up to $[•] per unit from the public offering price. If all of the units are not sold at the initial public offering price, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein, and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms.

We have agreed to reimburse the underwriters for accountable out-of-pocket expenses up to an aggregate amount of $[        ], including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, accountable roadshow expenses, background checks on our principal shareholders, directors and officers and fees and expenses related to the review by FINRA (not to exceed $[        ]).

We have also agreed to provide Chardan Capital Markets, LLC with a right of first refusal to participate as lead book running manager for any public or private securities offerings for a period of eighteen (18) months following the consummation of our initial business combination, with at least 30% of the economics for any such offering. In accordance with FINRA Rule 5110(g)(6), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part.

The following table shows the per unit and total underwriting discounts and commissions we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase up to an additional 3,750,000 units.

	Per Unit	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$250,000,000	$287,500,000
Discount	$0.20	$5,000,000	$5,750,000
Proceeds before expenses(1)	$9.80	$245,000,000	$281,750,000

____________

(1)      The offering expenses are estimated at $500,000.

Business Combination Marketing Agreement

Under a business combination marketing agreement, dated as of the date of this prospectus, we have engaged Chardan Capital Markets, LLC as an advisor in connection with our initial business combination to assist us in holding meetings with our stockholders to discuss the potential business combination and the target business’s attributes, introduce us to potential investors that are interested in purchasing our securities in connection with the potential business combination, assist us in obtaining stockholder approval for the business combination and assist us with our press releases and public filings in connection with the business combination. We will pay Chardan Capital Markets, LLC a marketing fee for such services upon the consummation of our initial business combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of this offering, including any proceeds from the full or partial exercise of the underwriters’ over-allotment option. As a result, Chardan Capital Markets, LLC will not be entitled to such fee unless we consummate our initial business combination. A copy of the form of business combination marketing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representative of the underwriters that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the shares of common stock and warrants underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business at attractive values;

•        our capital structure;

•        the per share amount of net proceeds being placed into the trust account;

•        an assessment of our management and their experience in identifying operating companies;

•        general conditions of the securities markets at the time of the offering; and

•        other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•        Stabilizing Transactions.    The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00 and the underwriters comply with all other applicable rules.

•        Over-Allotments and Syndicate Coverage Transactions.    The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus up to the amount of the over-allotment option. This is known as a covered short position. The underwriters may also create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus and the units allowed by the over-allotment option. This is known as a naked short position. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option. Determining what method to use in reducing the short position depends on how the units trade in the aftermarket following the offering. If the unit price drops following the offering, the short position is usually covered with shares purchased by the underwriters in the aftermarket. However, the underwriters may cover a short position by exercising the over-allotment option even if the unit price drops following the offering. If the unit price rises after the offering, then the over-allotment option is used to cover the short position. If the short position is more than the over-allotment option, the naked short must be covered by purchases in the aftermarket, which could be at prices above the offering price.

•        Penalty Bids.    The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on Nasdaq, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Conflicts of Interest

CleanTech Investments, our co-sponsor, is an affiliate of Chardan Capital Markets, LLC, the representative of the underwriters in this offering, and Mr. Grossman is affiliated with Chardan Capital Markets, LLC. As a result, Chardan Capital Markets, LLC is deemed to have a “conflict of interest” within the meaning of Rule 5121.

Accordingly, this offering is being made in compliance with the applicable requirements of Rule 5121. Rule 5121 requires that a “qualified independent underwriter,” as defined in Rule 5121, participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence with respect thereto. B. Riley Securities, Inc. has agreed to act as a “qualified independent underwriter” for this offering. B. Riley Securities, Inc. will receive $100,000 for acting as a qualified independent underwriter. We have agreed to indemnify B. Riley Securities, Inc. against certain liabilities incurred in connection with acting as a “qualified independent underwriter,” including liabilities under the Securities Act. In addition, no underwriter with a conflict of interest will confirm sales to any account over which it exercises discretionary authority without the specific prior written approval of the account holder.

Other Terms

Except as set forth above, including with respect to the business combination marketing agreement, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

CleanTech Sponsor, our co-sponsor and an affiliate of certain of our directors and officers, has committed to purchase from us an aggregate of 4,666,667 warrants (or 5,166,667 warrants if the over-allotment option is exercised in full), and CleanTech Investments, our co-sponsor and an affiliate of one of our directors and Chardan Capital Markets, LLC, has committed to purchase from us an aggregate of 2,333,333 warrants (or 2,583,333 warrants if the over-allotment option is exercised in full), or “private warrants,” at $1.00 per private warrant for a total purchase price of $7,000,000 (or $7,750,000 if the over-allotment option is exercised in full). Each private warrant is exercisable for one (1) share of common stock at an exercise price of $11.50 per share. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Of the $7,000,000 (or $7,750,000 if the over-allotment option is exercised in full) we will receive from the sale of the private warrants, $5,500,000 (or $6,250,000 if the over-allotment option is exercised in full) will be used for offering expenses and $1,500,000 will be used for working capital.

The private warrants issued to CleanTech Investments and the shares that are issuable upon exercise of such private warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1) commencing on the effective date of the registration statement of which this prospectus forms a part. Pursuant to FINRA Rule 5110(e)(1), these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part or commencement of sales of the public offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period. We have granted the holders of private warrants the registration rights as described under the section “Securities Eligible for Future Sale — Registration and Stockholder Rights.”

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

•        where required by law, that the purchaser is purchasing as principal and not as agent;

•        the purchaser has reviewed the text above under Resale Restrictions; and

•        the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

LEGAL MATTERS

Loeb & Loeb LLP, New York, New York is acting as United States counsel in connection with the registration of our securities under the Securities Act and will pass on the validity of the securities offered in the prospectus. Cooley LLP, New York, New York is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of CleanTech Acquisition Corp. as of December 31, 2020, and for the period from June 18, 2020 (inception) through December 31, 2020 appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

CLEANTECH ACQUISITION CORP.
INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Stockholder and the Board of Directors of
CleanTech Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of CleanTech Acquisition Corp. (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholder’s equity and cash flows for the period from June 18, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from June 18, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2021.

New York, New York
March 8, 2021

CLEANTECH ACQUISITION CORP.
BALANCE SHEETS

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Current asset – cash	$25,000	$25,000
Deferred offering costs	128,165	—
TOTAL ASSETS	$153,165	$25,000

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accrued expenses	$1,000	$1,000
Accrued offering costs	128,165	—
Total Liabilities	129,165	1,000

Commitments (Note 6)

Stockholder’s Equity
Common stock, $0.0001 par value; 30,000,000 shares authorized; 7,187,500 issued and outstanding(1)	719	719
Additional paid-in capital	24,281	24,281
Accumulated deficit	(1,000)	(1,000)
Total Stockholder’s Equity	24,000	24,000
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$153,165	$25,000

____________

(1)      Includes up to 937,500 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5). In February 2021, the Company effected a 1.4375-for-1 stock split, resulting in 7,187,500 shares of common stock outstanding (see Note 5). All share and per-share amounts have been retroactively restated to reflect the stock split.

The accompanying notes are an integral part of the financial statements.

CLEANTECH ACQUISITION CORP.
STATEMENTS OF OPERATIONS

	For the three months ended March 31, 2021	For the Period from June 18, 2020 (inception) Through December 31, 2020
	(unaudited)
General and administrative expenses	$—	$1,000
Net Loss	$—	$(1,000)

Weighted average shares outstanding, basic and diluted(1)	6,250,000	6,250,000
Basic and diluted net loss per common share	$0.00	$(0.00)

____________

(1)      Excludes up to 937,500 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5). In February 2021, the Company effected a 1.4375-for-1 stock split, resulting in 7,187,500 shares of common stock outstanding (see Note 5). All share and per-share amounts have been retroactively restated to reflect the stock split.

The accompanying notes are an integral part of the financial statements.

CLEANTECH ACQUISITION CORP.
STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE PERIOD FROM JUNE 18, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020 AND
FOR THE THREE MONTHS ENDED MARCH 31, 2021 (UNAUDITED)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount
Balance at June 18, 2020 (inception)	—	$—	$—	$—	$—
Issuance of Common stock to Sponsor(1)	7,187,500	719	24,281	—	25,000
Net loss	—	—	—	(1,000)	(1,000)
Balance at December 31, 2021	7,187,500	$719	$24,281	$(1,000)	$24,000
Net loss	—	—	—	—	—
Balance at March 31, 2021 (unaudited)	7,187,500	$719	$24,281	$(1,000)	$24,000

____________

(1)      Includes up to 937,500 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5). In February 2021, the Company effected a 1.4375-for-1 stock split, resulting in 7,187,500 shares of common stock outstanding (see Note 5). All share and per-share amounts have been retroactively restated to reflect the stock split.

The accompanying notes are an integral part of the financial statements.

CLEANTECH ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

	For the Three months ended March 31, 2021	For the Period from June 18, 2020 (inception) Through December 31, 2020
	(unaudited)
Cash Flows from Operating Activities:
Net loss	$—	$(1,000)
Changes in operating assets and liabilities:
Deferred offering costs	—	1,000
Net cash provided by (used in) operating activities	—	—

Cash Flows from Financing Activities:
Proceeds from sale of Common stock to Sponsor	—	25,000
Net cash provided by financing activities	—	25,000

Net Change in Cash	—	25,000
Cash – Beginning of period	25,000	—
Cash – End of period	$25,000	$25,000

Non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$128,165	$—

The accompanying notes are an integral part of the financial statements.

CLEANTECH ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

CleanTech Acquisition Corp. (formerly known as “Chardan Healthcare Acquisition 5 Corp.”) (the “Company”) is a blank check company incorporated in Delaware on June 18, 2020. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2021, the Company had not commenced any operations. All activity for the period from June 18, 2020 (inception) through March 31, 2021 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 25,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 28,750,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 7,000,000 warrants (or 7,750,000 warrants if the underwriters’ over-allotment option is exercised in full) (the “Private Warrants”), at a price of $1.00 per Private Warrants, in a private placement to CleanTech Investments LLC (formerly known as “Chardan Investments 5 LLC”)and CleanTech Sponsor (together with CleanTech Investment, LLC, the “Co-Sponsors”), that will close simultaneously with the Proposed Public Offering. Please refer to Note 5 for additional details regarding the CleanTech Sponsor.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (as defined below) (excluding the taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

A total of $10.00 per unit (whether or not the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the private warrants described in this prospectus will be placed in a trust account in the United States at Morgan Stanley, maintained by Continental Stock Transfer & Trust Company acting as trustee and will be invested only in U.S. government treasury bills, notes and bonds with a maturity of 183 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries. Except for all interest income that may be released to us to pay our tax obligations, as discussed below, none of the funds held in the trust account will be released from the trust account until the earlier of: (i) the consummation of our initial business combination within 10 months (or up to 19 months, as applicable) from the closing of this offering and (ii) a redemption to public stockholders prior to any voluntary winding-up in the event we do not consummate our initial business combination within the applicable period.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon consummation of such Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If the Company

CLEANTECH ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

seeks stockholder approval in connection with a Business Combination, the holders of the Founder Shares (as defined in Note 5) have agreed to vote their Founder Shares and any Public Shares purchased in or after the Proposed Public Offering in favor of approving a Business Combination and to waive their redemption rights with respect to any such shares in connection with a stockholder vote to approve a Business Combination. Additionally, each public stockholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

If the Company seeks stockholder approval of the initial business combination and the Company does not conduct redemptions in connection with the business combination pursuant to the tender offer rules, the certificate of incorporation provides that a public stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 20% of the shares sold in the initial public offering. Furthermore, in order for a public stockholder to have his, her or its shares redeemed for cash in connection with any proposed business combination, the Company may require that the public stockholders vote either in favor of or against a proposed business combination. If required to vote pursuant to the procedures specified in the proxy statement to stockholders relating to the business combination, and a public stockholder fails to vote in favor of or against the proposed business combination, whether that stockholder abstains from the vote or simply does not vote, that stockholder would not be able to have his, her or its shares of common stock redeemed to cash in connection with such business combination.

The initial stockholders have agreed to waive their redemption rights with respect to any shares they own in connection with the consummation of the initial business combination, including their founder shares and public shares that they have purchased during or after the offering, if any. In addition, the initial stockholders have agreed to waive their rights to liquidating distributions with respect to its founder shares if the Company fails to consummate the initial business combination within 10 months (or up to 19 months, as applicable) from the closing of this offering. However, if the initial stockholders acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if the Company fails to consummate the initial business combination within the required time period.

If the Company does not complete a business combination within 10 months (or up to 19 months, as applicable) from the closing of this offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to the obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete the business combination within the time period.

In order to protect the amounts in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

CLEANTECH ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

Going Concern Consideration

At March 31, 2021 the Company had no cash and a working capital deficit of $104,165. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a planned public offering. There is no assurance that the Company’s plans to raise capital will be successful. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Offering, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, ”Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or one year from the issuance of these financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company have elected not to opt out of such extended transition period which means that when a new accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of the financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used. As such, the financial statements may

CLEANTECH ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

not be comparable to companies that comply with public company effective dates. The Company cannot predict if investors will find the shares less attractive because the Company may rely on the provisions of the JOBS Act. If some investors find the shares less attractive as a result of, there may be a less active trading market for the shares and the share price may be more volatile.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of March 31, 2021.

Deferred Offering Costs

Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to a planned public offering and that will be charged to shareholder’s equity upon the completion of a planned public offering. Deferred offering costs associated with warrant liabilities, which will be allocated on a prorate basis, will be immediately expensed. Should a planned public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, Income Taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 or December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be de minimis for the period from June 18, 2020 (inception) through March 31, 2021.

CLEANTECH ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net Loss Per Common Share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. Weighted average shares were reduced for the effect of an aggregate of 937,500 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 5). At March 31, 2021 and December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, Fair Value Measurement (“ASC 820”), approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

CLEANTECH ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 3. PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer for sale 25,000,000 Units (or 28,750,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one share of common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4. PRIVATE PLACEMENT

The Sponsor has agreed to purchase an aggregate of 7,000,000 Private Warrants (or 7,750,000 Private Warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per Private Warrant, from the Company in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Warrant is exercisable for one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 7). The proceeds from the sale of the Private Warrants will be added to the net proceeds from the Proposed Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In July 2020, the Sponsor was issued 5,000,000 shares of Common stock (the “Founder Shares”) for an aggregate price of $25,000. In February 2021, the Company effected a 1.4375-for-1 stock split of its issued and outstanding shares of Common Stock, resulting in an aggregate of 7,187,500 shares of Common Stock issued and outstanding. Shares and the associated amounts have been retroactively restated in these financial statements to reflect the stock split. The Founder Shares include an aggregate of up to 937,500 shares of common stock subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Sponsor will own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering).

On February 16, 2021, CleanTech Sponsor paid $16,667 to the Company, which amount was paid to CleanTech Investments LLC to cancel 4,791,667 of its Founder Shares that it previously held and immediately thereafter the Company issued 4,791,667 Founders Shares to CleanTech Sponsor. As a result, CleanTech Sponsor owns 4,791,667 Founders Shares and CleanTech Investments LLC owns 2,395,833 Founder Shares. CleanTech Sponsor and CleanTech Investments LLC will both participate in the purchase of the Private Warrants based their pro rata ownership of Founder Shares.

Administrative Support Agreement

The Company intends to enter into an agreement to the Sponsor, a total of $10,000 per month for office space, secretarial and administrative services. Upon the completion of an initial Business Combination, the Company will cease paying these monthly fees.

Related Party Loans

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Company’s co-sponsors or an affiliate of the co-sponsors or the officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company consummates the initial business combination, it would repay such loaned amounts. The notes would either be paid upon consummation of the Company’s initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of the business combination into additional private warrants to purchase shares of common stock at a conversion price of $1.00 per private warrant (which, for example, would result in the holders being issued private warrants to purchase 500,000 shares of common stock if $500,000 of notes were so converted). Such private warrants

CLEANTECH ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

will be identical to the private warrants to be issued at the closing of the initial public offering. Loans made by Chardan Capital Markets, LLC or any of its related persons will not be convertible into private warrants, and Chardan Capital Markets, LLC and its related persons will have no recourse with respect to their ability to convert their loans into private warrants.

NOTE 6. COMMITMENTS

Registration and Stockholder Rights Agreement

The holders of insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private warrants (and all underlying securities), will be entitled to registration and stockholder rights pursuant to an agreement to be signed prior to or on the effective date of the initial public offering. The holders of a majority of these securities are entitled to make up to two demands that the Company registers such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of the Proposed Public Offering to purchase up to 3,750,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $5,000,000 in the aggregate (or $5,750,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering.

Business Combination Marketing Agreement

The Company intends to engage Chardan Capital Markets, LLC as an advisor in connection with the initial business combination to assist the Company in holding meetings with the stockholders to discuss the potential business combination and the target business’s attributes, introduce the Company to potential investors that are interested in purchasing the securities in connection with the potential business combination, assist the Company in obtaining stockholder approval for the business combination and assist the Company with press releases and public filings in connection with the business combination. The Company will pay Chardan Capital Markets, LLC a marketing fee for such services upon the consummation of the initial business combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the initial public offering, including any proceeds from the full or partial exercise of the underwriters’ over-allotment option. As a result, Chardan Capital Markets, LLC will not be entitled to such fee unless the Company consummates the initial business combination. A copy of the form of business combination marketing agreement has been filed as an exhibit to the registration statement of which the Company’s prospectus forms a part.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CLEANTECH ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 7. WARRANT LIABILITIES

Each whole public warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per whole share, subject to adjustment as described below, at any time commencing on the later of one year after the closing of the initial public offering or the consummation of an initial business combination. However, no public warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within 120 days from the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The warrants will expire five years from the closing of the initial business combination at 5:00 p.m., New York City time.

The private warrants will be identical to the public warrants underlying the units being offered by the Company’s prospectus except that (i) each private warrant is exercisable for one share of common stock at an exercise price of $11.50 per share, and (ii) such private warrants will be exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. The private warrants purchased by CleanTech Investments will not be exercisable more than five years from the effective date of the registration statement, of which the Company’s prospectus forms a part, in accordance with FINRA Rule 5110(g)(8), as long as Chardan Capital Markets, LLC or any of its related persons beneficially own these private warrants.

The Company may call the outstanding warrants for redemption (excluding the private warrants but including any warrants already issued upon exercise of the unit purchase option), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the reported last sale price of the shares of common stock equals or exceeds $16.50 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders, and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Company’s common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether the Company will exercise the option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of the common shares at the time the warrants are called for redemption, the Company’s cash needs at such time and concerns regarding dilutive share issuances.

CLEANTECH ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 7. WARRANT LIABILITIES (cont.)

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or the Company’s recapitalization, reorganization, merger or consolidation. In addition, if the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial business combination at a newly issued price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Company’s initial stockholders or their affiliates, without taking into account any founder shares or private warrants held by them, as applicable, prior to such issuance), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price and the $16.50 per share redemption trigger price described below under will be adjusted (to the nearest cent) to be equal to 165% of the market value (the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day prior to the consummation of an initial business combination).

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no public warrants will be exercisable for cash, and the Company will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, the Company has agreed to use best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, the Company cannot assure you that it will be able to do so and, if the Company does not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants, and the Company will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the Company will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited, and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

The Company will account for the 19,500,000 warrants to be issued in connection with the Proposed Public Offering (including 12,500,000 Public Warrants and 7,000,000 Private Placement Warrants assuming the underwriters’ over-allotment option is not exercised) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability.

The accounting treatment of derivative financial instruments requires that the Company record the warrants as derivative liabilities at fair value upon the closing of the Proposed Public Offering. The Public Warrants will be allocated a portion of the proceeds from the issuance of the Units equal to its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to its current fair value, with the change in fair value recognized in the Company’s statements of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

CLEANTECH ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 8. STOCKHOLDER’S EQUITY

Preferred Stock — At March 31, 2021 and December 31, 2020, the Company had no issued or outstanding shares of preferred stock. The Company’s Amended and Restated Certificate of Incorporation authorizes 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors.

Common Stock — On February 20, 2021, the Company amended its Amended and Restated Certificate of Incorporation such that the Company is authorized to issue 30,000,000 shares of Common Stock with a par value of $0.0001 per share. The Company plans on filing an Amended and Restated Certificate of Incorporation prior to the closing date of the Proposed Public Offering such that the Company will increase the number of shares of common stock authorized to be issued. As of March 31, 2021, there were 7,187,500 shares of common stock outstanding. Of the 7,187,500 shares of Common Stock outstanding, up to 937,500 shares are subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial stockholders will collectively own 20% of the Company’s issued and outstanding common stock after a planned public offering.

Holders of record of common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve the initial business combination, insiders, officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to the initial public offering, including both the insider shares and any shares acquired in the initial public offering or following the initial public offering in the open market, in favor of the proposed business combination.

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the latest balance sheet date up to the date that the financial statements were available to be issued. Based on this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

$250,000,000

CleanTech Acquisition Corp.

25,000,000 units

______________________________

PRELIMINARY PROSPECTUS

______________________________

Sole Book-Running Manager

Chardan

[_______], 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustee fee	$25,000
SEC Registration Fee	31,366
FINRA filing fee	43,625
Accounting fees and expenses	40,000
Nasdaq listing fees	85,000
Printing and filing expenses	30,000
Legal fees and expenses	225,000
Miscellaneous	20,009
Total	$500,000

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, or the DGCL.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)     A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)     To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination: (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)     Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)     For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)     The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation provides that our directors will not be personally liable for monetary damages resulting from breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended.

Our certificate of incorporation also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our certificate of incorporation.

Our bylaws, which we intend to adopt immediately prior to the closing of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnity agreements with each of our officers and directors, a form of which is filed as Exhibit 10.6 to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

•        In July 2020, CleanTech Investments paid $25,000 for 5,000,000 shares of our common stock, which we call “insider” or “founder shares”. On February 15, 2021, we effected an 1.4375-for-1 split of the outstanding founders shares, resulting in CleanTech Investments owning 7,187,500 shares. On February 16, 2020, CleanTech Sponsor paid $16,667 to us, which amount was paid to CleanTech Investments to cancel 4,791,667 of its founder shares that it previously held and immediately thereafter we issued 4,791,667 founders shares to CleanTech Sponsor. As a result, CleanTech Sponsor owns 4,791,667 founders shares and CleanTech Investments owns 2,395,833 founder shares. The founder shares include an aggregate of up to 937,500 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part. Because these offers and sales were made in transactions not involving a public offering, the shares were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act.

•        CleanTech Sponsor, our co-sponsor and an affiliate of certain of our directors and officers, has committed to purchase from us an aggregate of 4,666,667 warrants (or 5,166,667 warrants if the over-allotment option is exercised in full), and CleanTech Investments, our co-sponsor and an affiliate of one of our directors and Chardan Capital Markets, LLC, has committed to purchase from us an aggregate of 2,333,333 warrants (or 2,583,333 warrants if the over-allotment option is exercised in full), or “private warrants,” at $1.00 per private warrant for a total purchase price of $7,000,000 (or $7,750,000 if the over-allotment option is exercised in full). Each private warrant is exercisable for one (1) share of common stock at an exercise price of $11.50 per share. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Of the $7,000,000 (or $7,750,000 if the over-allotment option is exercised in full) we will receive from the sale of the private warrants, $5,500,000 (or $6,250,000 if the over-allotment option is exercised in full) will be used for offering expenses and $1,500,000 will be used for working capital. Because this offer and sale is being made to existing stockholders, the sale does not involve a public offering and is being made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)     The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Certificate of Incorporation
3.2*	Amended Certificate of Incorporation
3.3*	Bylaws
4.1*	Specimen Unit Certificate.
4.2*	Specimen Stock Certificate
4.3*	Specimen Warrant Certificate.
4.4*	Form of Warrant Agreement by and between Continental Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Loeb & Loeb LLP.
10.1*	Form of Insider Letter Agreement among the Registrant and the Registrant’s Officers and Directors.
10.2*	Form of Investment Management Trust Agreement by and between Continental Stock Transfer & Trust Company and the Registrant.
10.3*	Form of Registration Rights Agreement by and between the Registrant and Initial Shareholders.
10.4*	Form of Indemnity Agreement.
10.5*	Form of Subscription Agreement.
10.6*	Form of Purchase Agreement between the Registrant and CleanTech Sponsor, LLC
10.7*	Administrative Services Agreement by and between the Registrant and CleanTech Investments, LLC
14.1*	Form of Code of Ethics.
23.1	Consent of WithumSmith+Brown, PC.
23.2*	Consent of Loeb & Loeb LLP (included on Exhibit 5.1).
24*	Power of Attorney (included on the signature page to the initial filing of this Registration Statement).
99.1*	Form of Audit Committee Charter.
99.2*	Form of Compensation Committee Charter.
99.3*	Form of Nominating Committee Charter.

____________

*        To be filed by amendment.

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes that:

(1)    For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(2)    For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Carlsbad, California, on the 8th day of June, 2021.

CLEANTECH ACQUISITION CORP.
By:	/s/ Eli Spiro
Name:	Eli Spiro
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2021.

Name	Position
/s/ Eli Spiro	Chief Executive Officer and Director
Eli Spiro	(Principal Executive Officer)
/s/ Richard Fitzgerald	Chief Financial Officer
Richard Fitzgerald	(Principal Financial and Accounting Officer)
/s/ Jon Najarian	Chairman of the Board of Directors
Jon Najarian
/s/ Bill Richardson	Vice Chairman of the Board of Directors
Bill Richardson
/s/ Brendan Riley	Director
Brendan Riley
/s/ Britt E. Ide	Director
Britt E. Ide
/s/ Jonas Grossman	Director
Jonas Grossman
/s/ Douglas Cole	Director
Douglas Cole